Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 4.6

Execution Version
Confidential

LICENSE AGREEMENT BY AND BETWEEN
JANSSEN PHARMACEUTICA NV AND
NANOBIOTIX S.A.

Dated July 7, 2023

TABLE OF CONTENTS

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LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into as of July 7, 2023 (the “Execution Date”) by and between Nanobiotix S.A., a French société anonyme having its registered office located at 60 Rue de Wattignies, 75012, Paris, France, registered under number 447 521 600 (RCS Paris) (“Nanobiotix”), on the one hand, and Janssen Pharmaceutica NV, a limited liability company organized under the laws of Belgium, registered under company number 0403.834.160, and having its registered office at Turnhoutseweg 30; 2340 Beerse Belgium (“Janssen”), on the other hand. Nanobiotix and Janssen are referred to in this Agreement each individually as a “Party” and collectively as the “Parties.”

INTRODUCTION

WHEREAS, Nanobiotix controls certain patents, know-how and other rights related to the Licensed Compounds and Licensed Products;

WHEREAS, Janssen has considerable knowledge and experience in developing and commercializing drugs and biological products throughout the world; and

WHEREAS, Nanobiotix desires to grant to Janssen an exclusive license to develop, manufacture, commercialize and otherwise exploit Licensed Compounds and Licensed Products in the Field in the Territory on and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1 DEFINITIONS

1.1“505(b)(2) Product” means, with respect to a Licensed Product and a country, any product containing that is approved under a U.S. FDA 505(b)(2) NDA for an oncology indication or under an equivalent pathway in a non-U.S. jurisdiction, in each case, in such country.

1.2“Action” means any claim, action, cause of action or suit (whether in contract, tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

1.3“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person at the time the determine of affiliation is being made for so long as such Person controls, is controlled by or is under common control with such first Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means (a) in the case of a Person that is a

1

corporate entity, direct or indirect ownership of stocks or shares having 50% or more of the right to vote for the election of directors of such Person and (b) in the case of a Person that is an entity, but is not

2

a corporate entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

1.4“Annual Aggregate Net Sales of Licensed Products” means, with respect to a Calendar Year, the aggregate Net Sales of all Licensed Products in all countries in the Territory during such Calendar Year, but excluding any Net Sales of a Licensed Product in a country occurring following the expiration of the Royalty Term with respect to such Licensed Product in such country.

1.5“API” means active pharmaceutical ingredient.

1.6“Business Day” means a day on which banking institutions in New York, New York are open for business.

1.7“Calendar Quarter” means a quarter based on the Johnson & Johnson Universal Calendar for the applicable year (a copy of which for 2023, 2024 and 2025 is attached hereto as Exhibit 1.7).

1.8“Calendar Year” means a year based on the Johnson & Johnson Universal Calendar for the applicable year (a copy of which for 2023, 2024 and 2025 is attached hereto as Exhibit 1.7).

1.9“Change of Control” means, with respect to a Party (a) the acquisition (in a transaction or series of related transactions) by any Third Party or group of Third Parties acting in concert, together with its Affiliates, of ownership, directly or indirectly, of fifty percent (50%) or more of the then outstanding voting equity securities of such Party, or of the power, directly or indirectly, to direct or cause the direction of the general management and policies of such Party; (b) the consummation of a business combination (including a merger, reorganization, or consolidation) involving such Party with a Third Party, unless, following such business combination, the stockholders of such Party immediately prior to such business combination own directly or indirectly more than fifty percent (50%) of the then-outstanding voting power of the surviving entity immediately after such business combination; or (c) the sale, exchange, lease, contribution, disposition, or other transfer to a Third Party or group of Third Parties acting in concert of all or substantially all of such Party’s assets or business taken as a whole or relating to the subject matter of this Agreement, in one transaction or a series of related transactions. The acquiring or combining Third Party in any of (a), (b), or (c), and all of such Third Party’s Affiliates (other than the acquired Party and its Affiliates in existence immediately prior to the applicable transaction), is referred to herein as the “Acquirer”. Notwithstanding the foregoing, with respect to each Party, the term “Change of Control” shall not include any sale of shares of capital stock of such Party, in a single transaction or series of related transactions in which (i) such Party issues new securities to investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such transaction(s) are conducted primarily for bona fide equity financing purposes, (ii) such Party issues new securities in connection with an initial public offering or follow-on public offering, or
(iii) a transaction similar to the type of transaction set forth in subsection (i) or subsection (ii).

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1.10“Clinical Data” means data and information collected and sourced from Clinical Studies.

1.11“Clinical Study” means any study in which human subjects are dosed or treated with a drug, device or biological product, whether approved or investigational.

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1.12“CMC Development” means test method development and stability testing, process development, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, technology transfer and other related activities directed to establishing manufacturing of a drug, device or biological product.

1.13“Combination Product” means ~~[***]~~.

1.14“Commercialization” means marketing, promoting, detailing, distributing, importing, exporting, offering for sale or selling a drug, device or biological product, including medical affairs activities, regulatory activities directed to obtaining pricing and reimbursement approvals, price calculations and related reporting to Governmental Authorities, and interacting with Regulatory Authorities with respect to the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization activities.

1.15“Commercialization Approval” means [***],
.

1.16“Commercially Reasonable Efforts” means, [***].

1.17“Controlled” or “Control” means, other than for purposes of Section 1.3, the ability of a Party to grant to the other Party ownership, access or a license or sublicense without violating the terms of any agreement or other arrangement with a Third Party and without misappropriating or infringing the proprietary or trade secret information of a Third Party. For clarity, with respect to any intellectual property rights which a Party “Controls” through a non-exclusive license, any licenses granted herein with respect to such intellectual property shall not be deemed to be exclusive, but rather will only be exclusive as to such Party’s rights in such intellectual property rights. In the event of a Change of Control of a Party, whether by merger, sale of stock, sale of assets, or other transaction, then any Patent Rights, Know-How Rights, or other intellectual property, materials, or assets of the Acquirer of such Party in such Change of Control, or any Affiliates of such Acquirer (other than the acquired Party or any of its Affiliates prior to such Change of Control), existing as of the date of such Change of Control’s consummation, shall not be deemed “Controlled” by the acquired Party or included in the licenses granted by the acquired Party to the other Party hereunder or otherwise be subject to this Agreement, unless such Patent Rights, Know-How Rights, or other intellectual property, materials, or assets of the Acquirer or its Affiliates, (a) had already been licensed to the acquired Party and were subject to the licenses granted from the acquired Party to the other Party hereunder prior to the consummation of the Change of Control, or (b) are used by such acquired Party in connection with the activities under this Agreement after the consummation of the Change of Control.

1.18“Cover” means, in reference to a claim of a Patent Right in a particular country or other jurisdiction with respect to particular subject matter (such as a composition of matter, product, manufacturing or other process, or method of use), that the claim (as interpreted under principles of patent law in such jurisdiction) reads on or encompasses such subject matter.

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1.19“Currency Hedge Rate” means the [***].

1.20“Data Protection Laws” means all applicable Laws relating to data privacy and data protection, cybersecurity, direct marketing or the interception or communication of electronic messages, including (to the extent applicable) the Health Insurance Portability and Accountability Act of 1996, the California Consumer Privacy Act of 2018, the California Privacy Rights Act of 2020, PRC Data Protection Laws, European Data Protection Laws and any local, state, supranational or national legislation, in each case, as amended, consolidated, re-enacted or replaced from time to time.

1.21“Development” means all research (including discovery, identification, characterization, modification and optimization activities) and non-clinical and clinical development activities and processes, including toxicology, pharmacology, project management and other non-clinical efforts, the performance of Clinical Studies, medical affairs studies or other activities reasonably necessary in order to obtain and maintain Commercialization Approval of a drug, device or biological product. When used as a verb, “Develop” means to engage in Development activities.

1.22“Development Invention” means [***].

1.23“Development IP” means [***].

1.24“Development Technology” means [***].

1.25“Device Authorizations and Filings” means: (a) all licenses, permits, certificates, clearances, exemptions, approvals, consents, waivers, registrations, accreditations and other authorizations that are required for or related to the Exploitation of any medical device, including those prepared for submission to or issued by any Governmental Authority or research ethics committee (including premarket notification clearances (including 510(k) Clearance Letters and orders from FDA classifying a medical device as a class I or class II device under Section 513(f)(2) of the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. §360c(f)(2))), premarket approvals (including approvals of premarket approval applications submitted to FDA pursuant to Section 515(c) of the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 360e(c)) and the regulations promulgated thereunder), CE marks, investigational device exemptions, non- clinical and clinical study authorizations, product re-certifications, manufacturing approvals and

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authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent); and (b) all applications (including 510(k) submissions, premarket approval applications and de novo classification requests), supporting files, writings, data, studies and reports, and all correspondence to, with, or from the FDA or any other Governmental Authority or research ethics committee, relating to any license, permit, certificate, clearance, exemption, approval, consent or other authorization described in clause (a).

1.26“Diligent Efforts” means, [***].

1.27“Drug Approval Application” means: (a) a new drug application submitted to the FDA pursuant to Section 505(b) of the FFDCA, 21 U.S.C. § 355(b), and all amendments and supplements thereto; or (b) an application for authorization to market or sell a drug product submitted to a Regulatory Authority in any country or jurisdiction other than the U.S., and amendments and supplements thereto, including, with respect to the European Union, a marketing authorization application filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in the European Economic Area with respect to the decentralized procedure, mutual recognition or any national approval procedure.

1.28“Early Access Program” or “EAP” means any program to provide patients in a country with a Licensed Product before receipt of Marketing Approval and before First Commercial Sale in such country in which the use of the Licensed Product is not primarily intended to obtain information about the safety or effectiveness of such Licensed Product, including Treatment INDs
/ Protocols, named patient programs and compassionate use programs. For clarity, an EAP with respect to a Licensed Product may continue to be performed after receipt of Marketing Approval of such Licensed Product and costs may continue to be incurred in accordance with the performance of such EAP after Marketing Approval.

1.29“Effective Date” means the first Business Day immediately following the HSR Clearance Date.

1.30“EMA” means the European Medicines Agency or any successor agency thereto.

1.31“European Data Protection Laws” means GDPR (including as incorporated into national Law), the e-Privacy Directive 2002/58/EC, the e-Privacy Regulation 2017/003, the Data Protection Act 2018 of the United Kingdom, and any relevant Law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements, replaces, adds to, amends, extends, reconstitutes or consolidates such Laws from time to time.

1.32“European Union” or “EU” means: (a) the countries of the European Economic Area, as it is constituted on the Execution Date and as it may be modified from time to time after the Execution Date; and (b) the United Kingdom.

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1.33“Existing In-Licenses” means any agreements pursuant to which Nanobiotix Controls any of the Licensed IP as of the Execution Date, including the agreements set forth on Schedule 1.33.

8

1.34“Existing Licensed Patent Right” means any Licensed Patent Right that exists as of the Execution Date.

1.35“Exploit” means to make, use, offer to sell, sell, import, export, Develop, Manufacture, Commercialize and otherwise practice or exploit, including to have an Affiliate or Third Party conduct any of the foregoing activities. When used as a noun, “Exploitation” means the act of conducting or having conducted any of the foregoing activities.

1.36“FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.37“Field” means all uses, including diagnostic, prophylactic and therapeutic uses.

1.38“First Commercial Sale” means, with respect to a given Licensed Product in a country, the first commercial sale in an arms-length transaction of such Licensed Product to a Third Party by or on behalf of Janssen, its Affiliate or sublicensee in such country following receipt of applicable Commercialization Approval of such Licensed Product in the Field in such country; provided, however, that “First Commercial Sale” will not include any transfer of a Licensed Product (i) between or among Janssen and its Affiliates or sublicensees, (ii) for purposes of patient assistance programs, treatment IND sales, named patient sales, compassionate use sales or the like or (iii) for use in any Clinical Study.

1.39“~~[***]~~ [***].

1.40“Future In-License” means any in-license entered into by Nanobiotix or its Affiliates after the Execution Date pursuant to which Nanobiotix Controls any Licensed IP.

1.41“GAAP” means generally accepted accounting principles in the U.S., consistently applied. Unless otherwise defined or stated, financial terms will be calculated by the accrual method under GAAP.

1.42“GDPR” means the General Data Protection Regulation 2016/679.

1.43“Generic Product” means, with respect to a Licensed Product and a country, any product sold by a Third Party approved in such country by way of an abbreviated regulatory mechanism by the Regulatory Authority in such country that meets the equivalency determination by the applicable Regulatory Authority (including a determination that the product is “comparable”, “interchangeable”, “bioequivalent” or other term of similar meaning, with respect to such Licensed Product), in each case, as is necessary to permit substitution of one product for another product under applicable Law.

1.44“Good Clinical Practice” or “GCP” means the current standards for clinical trials for pharmaceuticals and medical devices, as applicable, as set forth in the applicable regulations and ICH guidance, including ICH E6, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and

9

governmental agencies in countries in which a Licensed Product is intended to be tested to the extent such standards are not less stringent than United States Good Clinical Practice.

10

1.45“Good Laboratory Practice” or “GLP” means the current standards for laboratory activities for pharmaceuticals and medical devices, as applicable, as set forth in the FDA’s Good Laboratory Practice regulations at 21 C.F.R. Part 58 or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Licensed Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

1.46“Good Manufacturing Practice” or “GMP” means the part of quality assurance which ensures that products are consistently produced and controlled in accordance with the quality standards appropriate to their intended use as defined in 21 C.F.R. Parts 210 and 211, European Directive 2003/94/EC, Eudralex 4, Annex 16, and applicable U.S., European Union, Canadian and ICH Guidance or regulatory requirements for a product.

1.47“Government Health Care Programs” means the Medicare program (Title XVIII of the Social Security Act), the Medicaid program (Title XIX of the Social Security Act), TRICARE, the Federal Employee Health Benefits Program, and other foreign, federal, state and local governmental health care plans and programs.

1.48“Governmental Authority” means any national, federal, state or local government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

1.49~~[***]~~[***].

1.50“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.51“IND/CTA” means an investigational new drug application, as described in 21 C.F.R. Part 312, filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the U.S., such as a clinical trial application or a clinical trial notification, or any other equivalent or related regulatory submission, license or authorization.

1.52“Indication” means the [***]~~[***]~~

1.53“In-License” means [***]~~[***]~~

1.54“Intellectual Property Rights” means all Patent Rights, rights to Inventions, copyrights, design rights, Trademarks, trade secrets, know-how and all other intellectual property rights

11

(whether registered or unregistered) and all applications and rights to apply for any of the foregoing, anywhere in the world.

1.55“Invention” means any process, method, utility, formulation, composition of matter, article of manufacture, material, creation, discovery or finding, or any improvement thereof, that is made, conceived, discovered or otherwise generated, whether patentable or not.

1.56“Know-How Rights” means Intellectual Property Rights, other than Patent Rights or rights in Trademarks, granted by territories to Technology.

1.57“Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any court, regulatory agency or other Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.58“LianBio” means Lian Oncology Limited, a Hong Kong company limited by shares, having its principal place of business located at Room 1902, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

1.59“LianBio Agreement” means that certain License, Development and Commercialization Agreement between Nanobiotix and LianBio, dated as of May 11, 2021, as amended and in effect as of the Execution Date and ~~[***]~~.

1.60“LianBio Field” means the use of a product activated by radio therapy in the field of oncology.

1.61“LianBio Territory” means the People’s Republic of China (PRC), Macau, Hong Kong, Thailand, Taiwan, South Korea and Singapore.

1.62“Licensed Compound” means (a) NBTXR3, (b) [***].

1.63“Licensed IP” means (a) the Licensed Know-How Rights and (b) the Licensed Patent Rights.

1.64“Licensed Know-How Rights” means all Know-How Rights Controlled by Nanobiotix or its Affiliates as of the Effective Date or at any time during the Term in any of the Licensed Technology.

1.65“Licensed Patent Rights” means all Patent Rights Controlled by Nanobiotix or its Affiliates as of the Effective Date or at any time during the Term that Cover any of the Licensed Technology, excluding Development Patent Rights. The Licensed Patent Rights existing as of the Execution Date are listed on Schedule 1.65. Licensed Patent Rights include Patent Rights worldwide.

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1.66“Licensed Product” means any product that contains a Licensed Compound(s) as an active ingredient (in any dosage form, formulation, strength or delivery mode, and alone or in combination with any other active ingredient). A Licensed Product in any dosage form, formulation, strength or delivery mode, containing the same active ingredient (as a sole active ingredient or in a Combination Product), shall be deemed to be the same Licensed Product. ~~[***]~~

1.67“Licensed Technology” means Technology Controlled by Nanobiotix or its Affiliates as of the Effective Date or at any time during the Term that is [***].

1.68“Major European Countries” means France, Germany, Italy, Spain and the United Kingdom.

1.69“Manufacturing” or “Manufacture” means activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, stability testing, quality assurance testing and release, shipping and storage of a drug, device or biological product, including CMC Development activities.

1.70“Marketing Approval” means approval of a Drug Approval Application by the applicable Regulatory Authority.

1.71“NBTXR3” means Nanobiotix’s proprietary hafnium oxide nanoparticle known as “NBTXR3” as further described in Schedule 1.71.

1.72“Net Sales” means, with respect to a Licensed Product, the gross amounts invoiced on sales of such Licensed Product by Janssen or its Affiliates or sublicensees to a Third Party purchaser (and distributors of Janssen selling Licensed Product will not, for this purpose, be deemed to be sublicensees of Janssen and will instead be considered as independent Third Party purchasers) in an arm’s length transaction, less the following customary deductions, to the extent that they are in accordance with GAAP and standard internal policies and procedures consistently applied throughout the Party recording such sales to calculate revenue for financial reporting purposes, including deductions actually taken, paid, accrued, allocated or allowed based on good faith estimates, with respect to such sales (and consistently applied as set forth below): [***]

All aforementioned deductions will only be allowable to the extent they are commercially reasonable, and will be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount consistent with Janssen’s or its Affiliate’s or sublicensee’s (as the case may be) business practices consistently applied across its product lines and accounting standards and verifiable. All such discounts, allowances, credits, rebates and other deductions will be fairly and equitably allocated to Licensed Product and other products of Janssen and its Affiliates and sublicensees such that Licensed Product does not bear a disproportionate portion of such deductions.

13

Sales of a Licensed Product by and between Janssen and its Affiliates and sublicensees, or between the Parties (or their respective Affiliates, licensees or sublicensees), are not sales to Third Parties and will be excluded from Net Sales calculations.

Sales of Licensed Product for the use in conducting Clinical Studies or other scientific testing of Licensed Product in a country will be excluded from Net Sales calculations.

Any disposition of the Licensed Product as free samples, donations, patient assistance, test marketing programs or other similar programs or studies will be excluded from Net Sales calculations.

Compassionate and named patient sales (Early Access Programs) will be excluded from Net Sales calculations.

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If a Licensed Product is sold as part of a Combination Product in a country, the Parties will negotiate in good faith, at the latest ~~[***]~~ before the expected launch of such Combination Product, an allocation of Net Sales of such Combination Product to the respective API components or product components thereof, as the case may be, based on the fair market value of such components for the purposes of determining a Licensed Product specific or licensed API specific allocated Net Sales. Payments related to such Combination Product under this Agreement, including royalty payments, will be calculated, due and payable based only on such allocated Net Sales.

Without limiting the foregoing and following negotiation, the Parties anticipate that allocated Net Sales will be calculated according to one of the following paradigms ~~[***]~~.

1.73~~[***]~~.

1.74“Order” means any writ, judgment, injunction, order, decree, stipulation, ruling, decision, verdict, determination or award, of or by, or any settlement under the jurisdiction of, any Governmental Authority (in each such case whether preliminary or final).

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1.75~~[***]~~.

1.76~~[***]~~.

1.77“Patent Right” means, any and all of, national, regional and international patents and patent applications, utility and design, including all provisional applications, divisionals, continuations, continuations-in-part, additions, re-issues, renewals, extensions, substitutions, re- examinations or restorations, registrations and revalidations, supplementary protection certificates, inventor’s certificates and equivalents to any of the foregoing, including any other form of government-issued right substantially similar to any of the foregoing and all U.S. and foreign counterparts of any of the foregoing.

1.78“Patent Right Controversy” means any ~~[***]~~

1.79“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

1.80“Personal Data” means (a) all information identifying, or in combination with other information identifiable to, an individual, including pseudonymized (key-coded) clinical data containing such information; and (b) any other information that is governed, regulated or protected by one or more Data Protection Laws.

1.81“~~[***]~~

1.82“Phase 1 Clinical Study” means a Clinical Study of a Licensed Product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, as defined in 21 C.F.R. § 312.21(a) or its successor regulation with respect to the U.S., or the equivalent in any foreign country.

1.83“Phase 2 Clinical Study” means a Clinical Study of a Licensed Product, designed as a preliminary efficacy, dose-focusing (to provide initial information on exposure-response or dose- response relationships and help determine appropriate dose-range) or safety study of the Licensed Product in the target patient population, as described under 21 C.F.R. §312.21(b) or its successor regulation with respect to the U.S., or the equivalent in any foreign country.

1.84“Phase 3 Clinical Study” means a Clinical Study of a Licensed Product, designed as a pivotal confirmatory study to demonstrate the efficacy and safety of the Licensed Product with

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respect to a given indication, which study is performed for purposes of filing an application to obtain Marketing Approval for such Licensed Product for such indication in any country (regardless of whether such Clinical Study is identified as a phase III clinical study on ClinicalTrials.gov), including a clinical study as described under 21 C.F.R. §312.21(c) or its successor regulation with respect to the U.S., or the equivalent in any foreign country.

1.85“PPACA” means the U.S. Patient Protection and Affordable Care Act.

1.86“PRC Data Protection Laws” means the PRC Cybersecurity Law, the PRC Biosecurity Law, the PRC Personal Information Protection Law and their implementing regulations, and the PRC Regulations on Administration of Human Genetic Resources, promulgated by the State Council and effective as of July 1, 2019.

1.87“Product Infringement” means ~~[***]~~.

1.88“Prosecution” or to “Prosecute” means, ~~[***]~~.

1.89“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of pharmaceutical products or medical device products in a country, including FDA in the U.S. and EMA in the EU. “Regulatory Authority” also includes any non-governmental group licensed by an entity described in the preceding sentence to perform inspections, audits or reviews.

1.90“Regulatory Documentation” means (a) all INDs/CTAs, Drug Approval Applications and Device Authorizations and Filings; (b) all supporting documents created for, referenced in, submitted to or received from an applicable Regulatory Authority relating to any IND/CTA, Drug Approval Application or Device Authorizations and Filings, including drug master files (or any equivalent outside the U.S.), annual reports, regulatory drug lists, advertising and promotion documents shared with Regulatory Authorities, adverse event files, complaint files and Manufacturing records; and (c) all correspondence made to, made with or received from any Regulatory Authority (including written and electronic mail correspondence and minutes from

17

meetings, discussions or conferences (whether in person or by audio conference or videoconference)).

1.91“Regulatory Exclusivity” means, with respect to a Licensed Product and a country, any data exclusivity or other right of exclusivity (other than patent exclusivity), granted or afforded by applicable Law or by a Regulatory Authority in such country, that confers exclusive marketing rights with respect to such Licensed Product in such country and prevents the initial market entry of a Generic Product with respect to such Licensed Product.

1.92“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.93“Technology” means all compositions, materials, machines, data and information not known to the public, including, tangible materials, information embodied in such tangible materials, methods, protocols, formulas, trade secrets, know-how, specifications, assays, skills, experience, techniques, data and results of experimentation and testing, including pharmacological, toxicological, safety, stability and pre-clinical and clinical test data and analytical and quality control data, patentable or otherwise, including, for clarity, Inventions, Regulatory Documentation and Clinical Data.

1.94“Territory” means worldwide, excluding the countries in the LianBio Territory.

1.95“Third Party” means any Person other than a Party or any of its Affiliates.

1.96“U.S.” means the United States of America, including its territories and possessions.

1.97“Valid Claim” means a claim of: (a) any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) any patent application that has not been cancelled, withdrawn or abandoned, without being re-filed in another application in the applicable jurisdiction or has not been pending or filed more than [***] years from the earliest possible priority date for said application, provided that if such claim is later issued, it will from the issuance date forward, if meeting the requirements of clause (a) of this Section 1.97, be deemed to be a Valid Claim.

1.98Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below:

Defined Term	Section
Acquirer	1.9
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~

18

~~[***]~~	~~[***]~~
Agreement	Preamble
Alliance Manager	2.4

19

Defined Term	Section
Anti-Corruption Laws	8.5.1(a)
Applied Janssen IP	10.6.2(a)(i)
Applied Janssen Know-How Rights	10.6.2(a)(ii)
Applied Janssen Patent Rights	10.6.2(a)(iii)
Bankruptcy Code	10.5.3
Breach Notice	10.2.1
Breaching Party	10.2
Claim Basis	9.3.2
Clinical Study Purposes	7.1.3
Clinical Supply Agreement	3.6.3(a)
Commercial Supply Agreement	3.6.4
Confidential Information	7.1.2
Cure Period	10.2.2
Data Processing Agreement	8.4.4(d)
Development Patent Rights	6.2.3
~~[***]~~	~~[***]~~
Disclosing Party	7.1.1
Disclosure Schedule	8.2
Dispute	12.3.1
DOJ	11.2
Enforcement Action	6.5.2
Execution Date	Preamble
Execution Date Terms	10.1
Executive Officers	2.3.1
Existing CTA	3.4.3(a)(iii)
~~[***]~~	~~[***]~~
FTC	11.2
~~[***]~~	~~[***]~~
Health Care Laws	8.4.5(a)
HSR Clearance Date	11.1
HSR Conditions	11.1
HSR Forms	11.2
Indemnification Claim	9.3.1
Indemnitee	9.3.2
Indemnitor	9.3.2
Insolvency Event	10.5.1
IPR	6.4
Janssen	Preamble
Janssen Indemnitees	9.2

20

~~[***]~~	~~[***]~~
Janssen Product Marks	5.7.2
~~[***]~~	~~[***]~~
Joint Invention	6.2.2(c)
Joint Patent Right	6.2.4

Defined Term	Section
JSC	2.1.1
JSC Matters	2.1.2
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
Losses	9.1
~~[***]~~	~~[***]~~
M.D. Anderson	3.4.3(c)(i)
M.D. Anderson Agreement	3.4.3(c)(i)
~~[***]~~	~~[***]~~
Manufacturing and Supply Chain Plan	3.6.2(a)
[***]	3.6.3(c)
~~[***]~~	~~[***]~~
Milestone Event	4.2.2
Milestone Payment	4.2.2
~~[***]~~	~~[***]~~
Nanobiotix	Preamble
Nanobiotix Indemnitees	9.1
Nanobiotix Product Mark	5.7.1
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
New Nanobiotix-Conducted Pivotal Study	3.4.3(a)(ii)(2)
New Nanobiotix-Conducted PoC Study	3.4.3(a)(ii)(1)
New Nanobiotix-Conducted Study	3.4.3(a)(ii)
Non-breaching Party	10.2
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
Ongoing Head and Neck Study	3.4.3(a)(i)(1)
Ongoing M.D. Anderson Studies	3.4.3(a)(i)(2)
Ongoing Nanobiotix-Conducted Study	3.4.3(a)(i)
Other Component	1.13
~~[***]~~	~~[***]~~
Other Ongoing Studies	3.4.3(a)(i)(3)

21

Paragraph IV Certification	6.6
Paragraph IV Proceeding	6.6.2
Party; Parties	Preamble
~~[***]~~	~~[***]~~
Patent Representative	6.1
Patent Working Group	6.1
PGR	6.4
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~

22

Defined Term	Section
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
Public Official	8.5.4
Receiving Party	7.1.1
Residual Knowledge	7.9.2
Reversion Plan	10.6.2(j)
Reversion Royalty Rate	10.6.2(a)(v)
Reversion-Eligible Product	10.6.2(a)(iv)
Reverted Product	10.6.2(b)
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
Royalty Term	4.4.2(a)
Royalty-Bearing Claim	4.4.2(b)
~~[***]~~	~~[***]~~
Sales Milestone Event	4.3
Sales Milestone Payment	4.3
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
Securitization Transaction	13.1.2
Sell-Off Period	10.6.3
Subcommittee	2.1.3
Table 4.2.2(a)	4.2.2(a)
Table 4.2.2(b)	4.2.2(b)
Term	10.1
Termination Effective Date	10.6.1
Termination Notice Date	10.6.1(c)
Third Party License	4.4.3(b)(ii)
Trademark	13.12
Transactions	11.1
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~

23

2.1Joint Strategy Committee.

ARTICLE 2 GOVERNANCE

24

2.1.1JSC Formation; Composition. The Parties will establish a joint strategy committee (the “JSC”) promptly after the Effective Date. The JSC will be composed of an equal number of employee representatives of each Party and at least [***] employee representatives of each Party. Each JSC member must have the appropriate capabilities and experience to carry out the responsibilities of the JSC and sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities. No more than one JSC representative from each Party may be a citizen or resident of the United States. Each Party may change its JSC representatives from time to time in its sole discretion, effective upon written notice to the other Party of such change. The JSC will be disbanded upon mutual agreement of the Parties.

2.1.2JSC Responsibilities. The JSC will serve as a forum for and facilitate communications between the Parties with respect to the Development, Manufacturing and Commercialization strategy for the Licensed Products in the Field in the Territory. The JSC will have no decision-making authority except for the matters that are expressly subject to determination or approval by the JSC under [***](such matters, the “JSC Matters”).

2.1.3Subcommittees. The JSC may form one or more subcommittees relating to the Development, Manufacturing and Commercialization of the Licensed Compounds and Licensed Products in the Field in the Territory (each, a “Subcommittee”), to serve as a forum for communication and coordination of such activities and to make recommendations to the JSC regarding such activities. Each Subcommittee will consist of an equal number of employee representatives of each Party, with the total number of representatives as designated by the JSC. No Subcommittee will have any decision-making authority. Any Subcommittee may be disbanded by the JSC at any time.

2.1Meetings and Minutes.

2.1.1Frequency of Meetings. The JSC will hold meetings in accordance with a schedule established by mutual written agreement of the Parties. The JSC will meet at least [***] each Calendar Year, unless otherwise agreed by the Parties. The JSC may meet in person (but not in the United States) or by means of teleconference, Internet conference, videoconference or other similar communications equipment, as agreed to by the JSC members. Each Party may also call for special ad hoc meetings to discuss particular matters requested by such Party upon [***] prior written notice to the other Party’s JSC members.

2.1.2Chairperson. Janssen will designate one of its representatives to chair the meetings of the JSC. The chairperson (or Janssen’s Alliance Manager) will coordinate and prepare the agenda for, and ensure the orderly conduct of, the meetings of the JSC.

2.1.3Preparation and Attendance. The chairperson (or Janssen’s Alliance Manager) will, with the assistance of the Alliance Managers, solicit agenda items from the JSC members and provide an agenda, along with appropriate information for such agenda, reasonably in advance of each JSC meeting. The agenda will include all agenda items requested by any JSC member. The Parties may allow additional employees (or non-employees, with the other Party’s prior written consent) to attend meetings of the JSC, so long as such individuals are bound by confidentiality

25

and non-use obligations at least as restrictive as those set forth in this Agreement and are obligated

26

to assign Inventions to their respective employing or contracting Party. Each Party will bear its own expenses related to its representatives’ participation in and attendance at such meetings.

2.1.4Meeting Minutes. The chairperson of the JSC (or Janssen’s Alliance Manager) will prepare written minutes of the JSC meetings and provide the draft minutes to the JSC members for review no later than [***] after the date of the applicable meeting. Draft minutes will become final and deemed to be approved if no JSC member objects to the accuracy of the minutes within [***] Days of receipt. If a JSC member objects, the chairperson (or Janssen’s Alliance Manager) will update the minutes accordingly or, if the chairperson (or Janssen’s Alliance Manager) does not agree with the objection, the chairperson (or Janssen’s Alliance Manager) will update the minutes to reflect the objection.

2.2Decision-Making.

2.1.1JSC Actions. The JSC will determine, approve or resolve JSC Matters by unanimous vote, with each Party’s representatives on the JSC collectively having one vote. If the JSC representatives of the Parties do not reach consensus as to a particular JSC Matter within [***] after such matter is first presented to the JSC, then either Party may refer the JSC Matter to the [***] of Janssen [***] and the [***] of Nanobiotix (the “Executive Officers”) for resolution. The Executive Officers will endeavor to meet promptly to discuss the matter. If the Executive Officers do not reach consensus on a JSC Matter within [***] after the matter is referred to them, then Janssen will have the final decision-making authority with respect to such JSC Matter. If Janssen exercises its final decision-making authority, Janssen’s decision will be the binding and final decision on the applicable matter. For clarity, failure to reach consensus on a JSC Matter is not a Dispute and is not subject to the provisions of Section 12.2, Section 12.3, Section 12.4 or Section 12.5.

2.1.2Limitations of JSC Authority. The JSC will only have authority to determine, approve or resolve the JSC Matters. The JSC has no authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive or determine either Party’s compliance with the terms and conditions of this Agreement; (c) decide any issue in a manner that would conflict with the express terms and conditions of this Agreement; (d) decide any issue for which this Agreement expressly requires a Party’s approval or consent; or (e) resolve any Dispute under this Agreement.

2.2Alliance Managers. Promptly after the Effective Date, each Party will appoint an individual to act as the alliance manager for such Party with respect to this Agreement (each, an “Alliance Manager”). The Alliance Managers will not be members of the JSC, but will be permitted to attend JSC meetings as nonvoting observers. The Alliance Managers will be the primary point of contact for the Parties regarding this Agreement and will facilitate communication regarding all activities under this Agreement. Each Party may change its designated Alliance Manager from time to time upon notice to the other Party.

ARTICLE 3

27

EXPLOITATION OF LICENSED COMPOUNDS AND LICENSED PRODUCTS

3.1General.

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3.1.1In the Territory. Janssen will have the sole and exclusive right to Develop (including conducting all regulatory matters with respect to), Manufacture, Commercialize and otherwise Exploit the Licensed Compounds and Licensed Products in the Field in the Territory, except that (a) Nanobiotix may conduct the Ongoing Nanobiotix-Conducted Studies and New Nanobiotix-Conducted Studies in accordance with Section 3.4 and (b) Nanobiotix may Manufacture Licensed Compounds and Licensed Products in the Territory to the extent provided in Section 3.6. Except as provided in Section 3.4, Janssen will have sole decision-making authority over all matters relating to the Exploitation of the Licensed Compounds and Licensed Products in the Field in the Territory. Without limiting the foregoing:

(a)~~[***]~~

3.1.2Outside the Territory. As between the Parties, Nanobiotix retains the sole and exclusive right to Develop (including conducting all regulatory matters with respect to), Manufacture, Commercialize and otherwise Exploit the Licensed Compounds and Licensed Products in the Field outside the Territory, ~~[***]~~.

3.2Technology Transfer and Assistance.

3.1.1Transfer of Licensed Technology and Documentation Relating to the Licensed Patent Rights. Prior to the Execution Date, Nanobiotix provided Janssen with read access to certain Technology related to the Licensed Compounds and Licensed Products in an electronic data room. Promptly following the Effective Date, Nanobiotix will provide Janssen with access to all Licensed Technology, including ~~[***]~~, except that Nanobiotix will (a) provide data and analyses from the Ongoing Head and Neck Study and any Other Ongoing Studies in accordance with Section 3.4.5 and (b) provide Licensed Technology relating to Manufacture of Licensed Compounds and Licensed Products in accordance with Section 3.6.8. Any physical materials so provided will be subject to Section 3.2.3.

29

3.1.2Ongoing Assistance and Transfer of Licensed Technology. During the Term, Nanobiotix will use Diligent Efforts to (a) provide Janssen with technical assistance in support of Janssen’s Development efforts related to the Licensed Compounds and Licensed Products in the Territory, and to (b) transfer to Janssen the Licensed Technology and any other information in the possession or Control of Nanobiotix or its Affiliates (including documents and files relating to the Licensed Patent Rights) to the extent not already provided to Janssen, as requested in writing by Janssen. Such technical assistance will include providing Janssen with reasonable access to any Nanobiotix personnel involved in the Development of the Licensed Compounds and Licensed Products. Nanobiotix will provide [***] of such technical assistance at no cost to Janssen. Upon Janssen’s reasonable request, Nanobiotix will provide technical assistance in excess of [***], and Janssen will reimburse Nanobiotix ~~[***]~~. Nanobiotix will be responsible for all out-of-pocket costs (if any) with respect to any such technical assistance.

3.1.3Material Transfer. In the event a Party transfers to the other Party any Technology constituting biological or chemical materials under this Agreement, the receiving Party shall use such materials solely in accordance with this Agreement.

3.3Diligence Obligations of Janssen.

3.1.1Development Diligence. ~~[***]~~

3.1.2Commercialization Diligence. ~~[***]~~.

3.1.3~~[***]~~.

3.4~~[***]~~; Conduct of Clinical Studies in the Territory.

~~[***]~~

30

3.1.1Studies Conducted by Janssen. Janssen may conduct any Clinical Study of a Licensed Product in the Field in the Territory without the approval of the JSC or Nanobiotix. On a periodic basis, Janssen will update the JSC regarding its plans for and the status of: ~~[***]~~

3.1.2Studies that Nanobiotix is Permitted to Conduct.

(a)Definitions.

(i)“Ongoing Nanobiotix-Conducted Study” means any of the following Clinical Studies:

(1)The “Ongoing Head and Neck Study” means the global Pivotal Study of NBTXR3 for head and neck cancer that commenced prior to the Execution Date having ClinicalTrials.gov identifier number NCT04892173, entitled “A Phase 3 Study of NBTXR3 Activated by Investigator’s Choice of Radiotherapy Alone or Radiotherapy in Combination With Cetuximab for Platinum-based Chemotherapy-Ineligible Elderly Patients With LA-HNSCC”, the current budget for which is set forth on Schedule 3.4.3(a)(i)(1);

(2)The “Ongoing M.D. Anderson Studies” means the five Clinical Studies set forth on Schedule 3.4.3(a)(i)(2), which commenced prior to the Execution Date and are being conducted and sponsored by M.D. Anderson pursuant to the M.D. Anderson Agreement; and

(3)The “Other Ongoing Studies” means the Clinical Studies set forth on Schedule 3.4.3(a)(i)(3), which commenced prior to the Execution Date.

(ii)“New Nanobiotix-Conducted Study” means any of the following
Clinical Studies:

A “New Nanobiotix-Conducted PoC Study” means ~~[***]~~
(1)A “New Nanobiotix-Conducted Pivotal Study” means ~~[***]~~

(iii)“Existing CTA” means, with respect to each Ongoing Nanobiotix- Conducted Study, any clinical trial agreement between Nanobiotix and a Third Party with respect to such Ongoing Nanobiotix-Conducted Study as such agreement is in effect on the Execution Date.

(b)Ongoing Head and Neck Study.

(i)Following the Effective Date, Nanobiotix will continue to conduct the Ongoing Head and Neck Study at its sole cost and expense in accordance with Section 3.4.5, subject to Janssen’s right to object to such study under Section 3.4.4. Nanobiotix will continue to hold and maintain the INDs/CTAs and act as study sponsor for the Ongoing Head and Neck

31

Study, provided that, at any time, Janssen may request that Nanobiotix transfer and assign the INDs/CTAs for the Ongoing Head and Neck Study to Janssen. If Janssen makes such request, then Nanobiotix will transfer and assign the IND/CTAs and associated Regulatory Documentation to Janssen in accordance with Section 3.5.2 and sponsorship of the Ongoing Head and Neck Study will transfer to Janssen as described in Section 3.4.5(a). Following any such request by Janssen, Janssen will prepare a plan for such transfer and assignment and present such plan to the JSC for review and discussion (but not approval), provided that any such review and discussion at the JSC will not delay such transfer or assignment. ~~[***]~~.

(ii)At any time, Janssen may request, in its sole discretion, to perform activities in support of the Ongoing Head and Neck Study in coordination with Nanobiotix, including activities to enhance enrollment in such study. If Janssen makes such a request, the Parties will mutually agree on any such activities that Janssen will have the right to conduct. If Janssen elects, in its sole discretion, to perform such activities: (x) such activities will be performed by employees or contractors of Janssen or one of its Affiliates; and (y) such activities will be performed at Janssen’s expense, provided that, in no event will the total amount of expenses incurred by Janssen in performing such activities exceed [***]. For the avoidance of doubt, Janssen will have no obligation to elect to perform any activities in support of the Ongoing Head and Neck Study nor, if Janssen makes such an election, to incur any particular amount of expenses in performing activities in support of the Ongoing Head and Neck Study.

(c)Ongoing M.D. Anderson Studies.

(i)“M.D. Anderson” means The University of Texas M. D. Anderson Cancer Center, and “M.D. Anderson Agreement” means that certain Amended and Restated Strategic Collaboration Agreement, effective as of January 23, 2020, by and between M.D. Anderson and Nanobiotix. Following the Execution Date, and in accordance with the M.D. Anderson Agreement: (A) M.D. Anderson may continue to conduct and act as sponsor for each of the Ongoing M.D. Anderson Studies and (B) M.D. Anderson will continue to hold and maintain

32

the INDs/CTAs and act as study sponsor until completion or termination of all of the Ongoing
M.D. Anderson Studies.

(ii)~~[***]~~.

(d)Other Ongoing Studies. Following the Effective Date, Nanobiotix will continue to conduct (or have conducted) the Other Ongoing Studies at its sole cost and expense in accordance with Section 3.4.5, subject to Janssen’s right to object to such studies under Section 3.4.4.

(e)New Nanobiotix-Conducted PoC Studies. ~~[***]~~.

(i)~~[***]~~

(ii)[***].

(f)New Nanobiotix-Conducted Pivotal Studies. ~~[***]~~

33

~~[***]~~ [***]

3.1.3Janssen Right to Object.

(a)Janssen may object to the commencement or continued conduct of any Ongoing Nanobiotix-Conducted Study (including the Ongoing Head and Neck Study and any Ongoing M.D. Anderson Study) or any New Nanobiotix-Conducted Study for one or both of the following reasons:

(i)~~[***]~~.

(b)If Janssen objects to an Ongoing Nanobiotix-Conducted Study or New Nanobiotix-Conducted Study, Janssen will notify Nanobiotix in writing. The notice will state the reasons for Janssen’s objection.

(c)~~[***]~~.

3.1.4Conduct of Ongoing Nanobiotix-Conducted Studies and New Nanobiotix- Conducted Studies. The terms and conditions set forth in this Section 3.4.5 will apply to the conduct of each Ongoing Nanobiotix-Conducted Study and each New Nanobiotix-Conducted Study.

(a)Sponsorship.

34

(i)Ongoing Head and Neck Study. Nanobiotix will act as the study sponsor for the Ongoing Head and Neck Study unless and until Janssen requests assignment of the INDs/CTAs for the Ongoing Head and Neck Study in accordance with Section 3.4.3(b)(i). For so long as Nanobiotix is the sponsor of the Ongoing Head and Neck Study, Nanobiotix may make all operational and administrative decisions regarding such study, so long as such decisions comply with the then-current protocol for such study and the provisions of this Section 3.4.5. Following assignment of the INDs/CTAs for the Ongoing Head and Neck Study to Janssen in accordance with Section 3.5.2, Janssen will act as the study sponsor of the Ongoing Head and Neck Study. In such event, Nanobiotix will continue to conduct such study as Janssen’s delegate and will remain responsible for the costs and expenses of such study, provided that, ~~[***]~~.

(ii)Ongoing M.D. Anderson Studies. M.D. Anderson will act as the study sponsor for the Ongoing M.D. Anderson Studies as described in Section 3.4.3(c).

(iii)Other Ongoing Studies. Nanobiotix will act as the study sponsor for each Other Ongoing Study unless and until, at any time following completion of such Other Ongoing Study, Janssen requests assignment of the INDs/CTAs for such Other Ongoing Study. Nanobiotix may make all operational and administrative decisions regarding such study, so long as such decisions comply with the then-current protocol for such study and the provisions of this Section 3.4.5.

(iv)New Nanobiotix-Conducted Studies. Unless Janssen elects otherwise, Janssen will act as sponsor of all New Nanobiotix-Conducted Studies, and Nanobiotix will conduct such studies as Janssen’s delegate.

(b)Costs. Nanobiotix will be solely responsible for all costs and expenses of conducting each Ongoing Nanobiotix-Conducted Study and New Nanobiotix-Conducted Study, including drug supply costs.

(c)Protocols.

(i)Ongoing Head and Neck Study. The Ongoing Head and Neck Study will be conducted in accordance with the protocol for such study in effect on the Effective Date (as such protocol may be amended in accordance with this Section 3.4.5(c)(i)). Nanobiotix has provided Janssen with a complete copy of such protocol prior to the Execution Date. Any amendment to the protocol for the Ongoing Head and Neck Study must be approved by the JSC in writing before implementation of such amendment.

(ii)Ongoing M.D. Anderson Studies. Each of the Ongoing M.D. Anderson Studies will be conducted in accordance with the applicable protocol for such study, as described in Section 3.4.3(c).

(iii)Other Ongoing Studies. Each of the Other Ongoing Studies will be conducted in accordance with the protocol for such study in effect on the Effective Date (as such protocol may be amended in accordance with this Section 3.4.5(c)(iii)). Nanobiotix has provided

35

36

Janssen with complete copies of such protocols prior to the Execution Date. Any amendments to a protocol for an Other Ongoing Study must be approved by the JSC in writing before implementation of such amendment.

(iv)New Nanobiotix-Conducted PoC Studies. ~~[***]~~.

(v)New Nanobiotix-Conducted Pivotal Studies. ~~[***]~~.

(d)Progress Reports. Nanobiotix will provide the JSC with [***] reports on the progress of each Ongoing Nanobiotix-Conducted Study and New Nanobiotix-Conducted Study.

(e)Third Party Arrangements. Except as permitted pursuant to Section 3.9, Nanobiotix will not enter into any agreements or other arrangements with any contract research organization or other Third Party to conduct any activities in connection with an Ongoing Nanobiotix-Conducted Study or New Nanobiotix-Conducted Study activities without Janssen’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Janssen will promptly respond to any such request from Nanobiotix. Any such agreements or other arrangements will be made in writing, be consistent with this Agreement and will contain provisions assigning ownership of all data and results (including Intellectual Property Rights therein) resulting from such study to Nanobiotix; provided, however, ~~[***]~~.

(f)Supply. Nanobiotix will use the same formulation of the applicable Licensed Product in any New Nanobiotix-Conducted Study that Janssen is using in its then- ongoing Clinical Studies of such Licensed Product (if any). If there is a supply shortage of such Licensed Product, available supply will be allocated on a pro rata basis to Janssen’s ongoing Clinical Studies, to the Ongoing Nanobiotix-Conducted Studies and to the New Nanobiotix- Conducted Studies.

(g)Regulatory Matters. With respect to any New Nanobiotix-Conducted Study, Janssen may determine, in its sole discretion, whether Janssen or Nanobiotix will submit any INDs/CTAs for such New Nanobiotix-Conducted Study. At any time when the IND/CTA for an Ongoing Nanobiotix-Conducted Study or New Nanobiotix-Conducted Study is not held by

37

Janssen, Nanobiotix will submit all Regulatory Documentation (including INDs/CTAs) and communicate with Regulatory Authorities with respect to each such study subject to the following:

(i)Janssen will have the right to review and approve any Regulatory Documentation (including INDs/CTAs), and related documents or correspondence, relating to such study that Nanobiotix plans to submit to any Regulatory Authority in advance of their submission. Nanobiotix will provide any documents and correspondence received by Nanobiotix from a Regulatory Authority to Janssen within [***]after receipt.

(ii)Subject to applicable Law, and to the extent permitted pursuant to the relevant Existing CTA(s), Janssen will have the right to have up to two representatives participate in all meetings (including by telephone), conferences and discussions by Nanobiotix with Regulatory Authorities relating to such study. Nanobiotix will provide Janssen with reasonable advance notice of all such meetings, conferences and discussions and advance copies of all related documents and other relevant information relating to such meetings, conferences and discussions.

(iii)At any time, Janssen may request the assignment of all INDs/CTAs (and associated Regulatory Documentation) submitted in connection with such study to Janssen under Section 3.5.2.

(h)Compliance. Nanobiotix will conduct, and will request that each of its existing sites for the Ongoing Nanobiotix-Conducted Studies conduct, each Ongoing Nanobiotix- Conducted Study and each New Nanobiotix-Conducted Study in accordance with any applicable Janssen policies and procedures, subject to applicable Laws, including applicable regulatory requirements. Janssen will provide Nanobiotix with copies of such policies and procedures upon request of Nanobiotix. In addition, upon the request of Janssen, the Parties will enter into a clinical quality agreement with respect to any Ongoing Nanobiotix-Conducted Study or New Nanobiotix- Conducted Study, which agreement will set forth the standards, expectations and responsibilities of the Parties with respect to managing clinical quality (including quality assurance (QA), quality control (QC) and quality risk management (QRM)) with respect to the Licensed Products.

(i)Audit. Janssen will have the right to audit any site at which any Ongoing Nanobiotix-Conducted Study (to the extent permitted under the relevant Existing CTA(s)) or New Nanobiotix-Conducted Study is being conducted (including any records relating to such study) to verify compliance with this Section 3.4.5, upon Janssen’s reasonable written request. If the site is a Third Party site, Nanobiotix will take all actions reasonably necessary to facilitate such audit (including by exercising any of its audit rights under its agreement with the applicable Third Party). After completing the audit, Janssen may request the remediation of any issues identified during the audit. Nanobiotix will remediate (or cause the applicable Third Party to remediate) any such issues as soon as reasonably practicable.

(j)Data and Results.

38

(i)Nanobiotix will provide Janssen, on a rolling basis, all data and results (including any interim or final analyses and DSMB reports) provided to Nanobiotix from each Ongoing Nanobiotix-Conducted Study and each New Nanobiotix-Conducted Study. Janssen

39

will have the right to access all data and results (including any raw data, interim or final analyses and DSMB reports) from each Ongoing Nanobiotix-Conducted Study and each New Nanobiotix- Conducted Study. Such data and results will be Licensed Know-How Rights for purposes of this Agreement.

(ii)As soon as possible following database lock for each Ongoing Nanobiotix-Conducted Study and each New Nanobiotix-Conducted Study, but no later than [***], Nanobiotix will provide to Janssen a data package for such study that contains: (x) a high-level summary of the available results from such study; and (y) to the extent actually available to Nanobiotix at such time, all translational research data and safety and efficacy analyses conducted with respect to the data generated from such study.

(iii)Notwithstanding anything to the contrary in this Agreement (but without limiting Nanobiotix’s right to disclose Confidential Information pursuant to ARTICLE 7 and Section 13.1), Nanobiotix will not publish, grant access or otherwise disclose to any Third Party any data or results (including any interim or final analyses and DSMB reports) of any Ongoing Nanobiotix-Conducted Study or New Nanobiotix-Conducted Study without Janssen’s prior written consent. For clarity, the foregoing shall not be deemed to limit the ability of any site conducting an Ongoing Nanobiotix-Conducted Study to publish any data or results in accordance with the provisions of the relevant Existing CTA(s).

(iv)Upon Janssen’s request following completion of an Ongoing Nanobiotix-Conducted Study or New Nanobiotix-Conducted Study, Nanobiotix will transfer to Janssen all data and results generated in connection with any Ongoing Nanobiotix-Conducted Study and each New Nanobiotix-Conducted Study (including raw data, interim or final analyses and DSMB reports, in each case that has been provided to Nanobiotix) in accordance with, and subject to, Section 8.4.4.

(k)Final Clinical Study Report. Following completion of an Ongoing Nanobiotix-Conducted Study or New Nanobiotix-Conducted Study, Nanobiotix will prepare and provide to Janssen for review and comment a draft of the final clinical study report and a complete data set for such study. Nanobiotix will incorporate any comments provided by Janssen. Promptly following completion of the final clinical study report, Nanobiotix will provide such report and the complete data set to Janssen.

(l)Publications. Proposed publications and disclosures of data generated from any Ongoing Nanobiotix-Conducted Study or New Nanobiotix-Conducted Study will be subject to Section 7.8.

(m)No Obligation to Proceed. Nanobiotix and its Affiliates have and will have no right to seek (or require Janssen to seek) Marketing Approval or a label extension for any Licensed Product based on data from any Ongoing Nanobiotix-Conducted Study or New Nanobiotix-Conducted Study, nor will Nanobiotix purport to grant to any Third Party the right to do so. Subject to this Section 3.4.5 and Section 5.1.2, Janssen has the sole and exclusive right, and sole authority with respect to, the Exploitation of the Licensed Compounds and Licensed

40

Products in the Field in the Territory accordance with Section 3.1.1. Without limiting its obligations under Section 3.3 (to the extent applicable), Janssen will have no obligation to conduct any Clinical

41

Studies of any Licensed Product for ~~[***]~~.

(n)Conduct of Ongoing Nanobiotix-Conducted Studies prior to Effective Date. Between the Execution Date and the Effective Date: (i) Nanobiotix will continue to be the sponsor of and will continue to conduct each Ongoing Nanobiotix-Conducted Study in the ordinary course, consistent with its practices as of the Execution Date; and (ii) unless requested by a Regulatory Authority, Nanobiotix will not amend the protocol, make any material changes to any Ongoing Nanobiotix-Conducted Study, or enter into new agreements with Third Parties with respect to any Ongoing Nanobiotix-Conducted Study.

3.5Regulatory Matters in the Territory.

3.1.1General. Consistent with Section 3.1.1, Janssen has sole and exclusive authority over all regulatory matters with respect to the Licensed Compounds and Licensed Products in the Field in the Territory.

3.1.2Assignment of Regulatory Documentation. At any time upon Janssen’s request, Nanobiotix, on behalf of itself and its Affiliates, will and hereby does assign to Janssen all of Nanobiotix’s and its Affiliates’ right, title and interest in, to and under all Regulatory Documentation (including INDs/CTAs) relating to [***]. Janssen may request such transfer at a single time, or on a Clinical Study-by-Clinical Study basis. Prior to any such transfer, Nanobiotix will comply with the provisions of Section 3.4.5(g). Following Janssen’s request, Nanobiotix will take steps reasonably necessary to effectuate the assignment of all such Regulatory Documentation, including submitting to any applicable Regulatory Authority a letter or other necessary documentation (with copy to Janssen) notifying the Regulatory Authority of the assignment. Prior to such transfer, Nanobiotix will take all actions reasonably requested by Janssen with respect to the maintenance or transfer of such Regulatory Documentation. Nanobiotix will deliver to Janssen full and complete copies of the assigned Regulatory Documentation.

3.1.3Safety Database; Pharmacovigilance. Janssen will hold and be the sole owner of the safety database for the Licensed Compounds and Licensed Products in the Territory. Prior to the commencement of any Clinical Study of a Licensed Product conducted by or on behalf of Janssen, the Parties will enter into a pharmacovigilance agreement with respect to the Licensed Compounds and Licensed Products.

(a)~~[***]~~.

3.1.4Regulatory Assistance. Upon Janssen’s request, Nanobiotix will reasonably cooperate with Janssen to provide regulatory assistance with respect to the Licensed Products, in order to facilitate submissions of Regulatory Documentation and communications with Regulatory Authorities in the Territory for the Licensed Products. Nanobiotix will provide Janssen with reasonable access by teleconference or in-person at Nanobiotix’s facilities to those Nanobiotix personnel knowledgeable with respect to matters relevant to such submissions and communications. If requested by Janssen, the foregoing cooperation will include assisting with

42

preparation of INDs/CTAs, Drug Approval Applications and other Regulatory Documentation for the Licensed Products. Such cooperation and assistance will also include Nanobiotix providing
(a) regulatory and technical support to Janssen within [***] when there is a request for information from any Regulatory Authority, (b) support to resolve any issue raised by any Regulatory Authority or by Janssen, and (c) support to Janssen for preparation of any Regulatory Documentation to be provided to the Regulatory Authorities (including development safety update reports and annual reports). Nanobiotix will provide [***] of such regulatory cooperation and assistance at no cost to Janssen. Upon Janssen’s reasonable request, Nanobiotix will provide regulatory cooperation and assistance in excess of [***], and Janssen will reimburse Nanobiotix ~~[***]~~. Nanobiotix will be responsible for all out-of-pocket costs (if any) with respect to any such regulatory cooperation and assistance.

3.6Manufacture of Licensed Products.

3.1.1In General. Consistent with Section 3.1.1, and except to the extent Nanobiotix is permitted to conduct Manufacturing activities pursuant to Section 5.1.2, Janssen has sole and exclusive authority with respect to Manufacturing and having Manufactured the Licensed

43

Compounds and Licensed Products for Exploitation in the Field in the Territory. It is currently envisaged by the Parties that, to facilitate the continued Development of the Licensed Products, Nanobiotix would continue to Manufacture and supply to Janssen certain clinical and commercial supplies of the Licensed Products through launches in several major markets, on mutually agreed terms set forth below in this Section 3.6 (and to be set forth in one or more separate supply agreements). During the term of the Clinical Supply Agreement, upon either Party’s request, the Parties will meet and discuss the necessity and desirability of maintaining Nanobiotix as a supplier of Licensed Products to Janssen for commercial use.

3.1.2Manufacturing and Supply Chain Plan.

(a)Initial Plan. Attached to this Agreement as Exhibit 3.6.2(a) is a plan for the Manufacture and supply to Janssen of the Licensed Products and Licensed Compound API (including any Manufacturing improvements) by or on behalf of Nanobiotix for Development and Commercialization purposes for the [***]-year period following the Effective Date (such plan, as it may be updated from time to time pursuant to this Section 3.6.2, the “Manufacturing and Supply Chain Plan”). No later than [***], the JSC will review and update the Manufacturing and Supply Chain Plan to include any additional detail that is necessary or desirable with respect to such Manufacture and supply for such [***]-year period. ~~[***]~~ For clarity, and notwithstanding anything to the contrary herein, any updates to the Manufacturing and Supply Chain Plan shall be subject to Janssen’s final decision-making authority at the JSC, provided that any updates to Janssen’s forecast will be subject to any applicable lead time set forth in Exhibit 3.6.3(a).

(b)[***]Updates. During the Term, at least [***], for so long as Janssen intends to continue obtaining supply of Licensed Products or Licensed Compound API from Nanobiotix, the JSC will review and update the Manufacturing and Supply Chain Plan to contemplate the Manufacture and supply to Janssen of the Licensed Products and Licensed Compound API by or on behalf of Nanobiotix for the subsequent rolling [***]-year period.

(c)Contents. Following the JSC’s initial update to the Manufacturing and Supply Chain Plan pursuant to Section 3.6.2(a), the Manufacturing and Supply Chain Plan and all updates thereto will provide an overview of the following for at least [***]: ~~[***]~~.

(d)Termination of Manufacturing and Supply Chain Plan. If at any time Janssen decides, in its sole discretion, to cease obtaining supply of the Licensed Products or Licensed Compound API from Nanobiotix, the Manufacturing and Supply Chain Plan will no longer be in effect and there will be no further or updates thereto.

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3.1.3Clinical Supply Agreement; Interim Supply by Nanobiotix.

(a)Clinical Supply Agreement. Promptly after the Effective Date, the Parties will negotiate in good faith and attempt to agree within [***] upon a clinical supply agreement (the “Clinical Supply Agreement”) for the supply of Licensed Products and Licensed Compound API by Nanobiotix to Janssen, and a related quality agreement. Pursuant to the Clinical Supply Agreement, Nanobiotix will supply to Janssen the Licensed Products in finished, packaged form and Licensed Compound API. Nanobiotix will supply such Licensed Products and Licensed Compound API at [***]. The Clinical Supply Agreement will be consistent with the terms of this Agreement, and will contain reasonable and customary terms for agreements of its type and for this type of product (including the terms set forth on Exhibit 3.6.3(a)). The related quality agreement with respect to the Clinical Supply Agreement will include provisions allowing Janssen to [***].

(b)Interim Supply. During the period between the Effective Date and the effective date of the Clinical Supply Agreement, Nanobiotix will use Diligent Efforts to Manufacture and supply to Janssen the Licensed Products in finished, packaged form and Licensed Compound API for use in Clinical Studies and other Development activities to be conducted by Janssen or its Affiliates during that period, in accordance with the terms set forth on Exhibit 3.6.3(a). Nanobiotix will supply such Licensed Products and Licensed Compound API at [***]. Upon delivery of Licensed Products or Licensed Compound API to Janssen in accordance with the terms set forth on Exhibit 3.6.3(a), Nanobiotix will submit an electronic invoice therefor to Janssen or its designated Affiliate in accordance with the terms set forth on Exhibit 3.6.3(a). Janssen or its designated Affiliate will pay all undisputed invoices issued by Nanobiotix in U.S. Dollars within [***].

(c)[***].

45

(d)Supply of Raw Materials. Upon Janssen’s request, Nanobiotix will use Diligent Efforts to supply to Janssen any amounts of raw materials used in the Manufacture of the Licensed Products or Licensed Compound API that are requested by Janssen, for use in Janssen’s testing and Development activities under this Agreement. Nanobiotix will supply such raw materials at [***].

3.1.4Commercial Supply Agreement. Upon Janssen’s request (in its sole discretion), the Parties will negotiate in good faith and attempt to agree upon a commercial supply agreement (the “Commercial Supply Agreement”) for the supply of Licensed Products or Licensed Compound API, or both, by Nanobiotix to Janssen for Commercialization purposes, and a related quality agreement. Nanobiotix will supply such Licensed Products or Licensed Compound API at [***], provided that the Commercial Supply Agreement will contain customary terms [***]. The Commercial Supply Agreement will be consistent with the terms of this Agreement, and will contain reasonable and customary terms for agreements of its type and for this type of product (including the terms set forth on Exhibit 3.6.3(a), unless otherwise agreed by the Parties).

3.1.5CMC Development Activities.

(a)Nanobiotix Assistance. At any time during the Term upon Janssen’s request, Nanobiotix will make its relevant personnel available to assist Janssen with any CMC Development activities with respect to the Licensed Compounds or Licensed Products.

(b)Budget; Reimbursement of Costs. Prior to commencing any such assistance with CMC Development activities, Nanobiotix will prepare a budget of its estimated costs of such assistance ~~[***]~~. Such budget will be subject to review and approval by Janssen. Janssen will reimburse Nanobiotix for ~~[***]~~.

(c)Restriction on Disclosure. [***].

3.1.6Manufacturing Capacity; Supply Shortages.

(a)Manufacturing Capacity. During the Term, for so long as there is a Manufacturing and Supply Chain Plan, Nanobiotix will maintain sufficient Manufacturing capacity to [***].

46

(b)Raw Materials. Nanobiotix will use Diligent Efforts to ensure sufficient supply of the raw materials used in the Manufacture of the Licensed Products or Licensed Compound API to enable Nanobiotix to perform its supply obligations under this Agreement, the Clinical Supply Agreement and the Commercial Supply Agreement. The Clinical Supply Agreement and the Commercial Supply Agreement will contain customary terms regarding the minimization of raw materials costs and lead times.

(c)Supply Shortages. In the event of any supply shortage of any Licensed Products or Licensed Compound API being Manufactured by or on behalf of Nanobiotix, available supply of such Licensed Products or Licensed Compound API will be allocated [***].

~~[***]~~
3.1.7Compliance; Manufacturing Audits.

(a)Compliance with Law. Nanobiotix will, and will cause its Affiliates and Third Party subcontractors to, comply with applicable Law in performing Manufacturing activities with respect to the Licensed Compounds and Licensed Products, including GMP.

(b)Product Warranty. Nanobiotix warrants that any Licensed Product or Licensed Compound API supplied to Janssen under this Agreement, the Clinical Supply Agreement or the Commercial Supply Agreement will, at the time of delivery to Janssen: [***].

(c)Manufacturing Audits. During the Term and for a period of [***]thereafter, Janssen will have the right, upon reasonable notice to Nanobiotix and during regular business hours, to inspect and audit the facilities and systems (including all documentation) being used by Nanobiotix or any Third Party (but, in the case of any CMO of Nanobiotix under any manufacturing agreement as such agreement is in effect on the Execution Date, only to the extent such inspection and audit is permitted pursuant to such manufacturing agreement) for Manufacture of Licensed Product or Licensed Compound API, to assure compliance by Nanobiotix (and its suppliers) with GMP, as appropriate, and any applicable Laws and with other provisions of this

47

Agreement. Nanobiotix will, within [***], remedy or cause the remedy of any deficiencies which may be noted in any such audit or, if any such deficiencies cannot reasonably be remedied within [***], present to Janssen a written plan to remedy such deficiencies as soon as possible. Nanobiotix will then use Diligent Efforts to remedy or cause the remedy of such deficiencies in accordance with such written plan. Nanobiotix acknowledges that the provisions of this Section granting Janssen certain audit rights will in no way relieve Nanobiotix of any of its obligations under this Agreement, nor will such provisions require Janssen to conduct any such audits. Nanobiotix also agrees to make any changes to its facility or manufacturing processes reasonably necessary to comply with its obligations under this Agreement, at Nanobiotix’s expense. Any functional changes made by Nanobiotix to its facilities and equipment that impact the Manufacture of Licensed Product or Licensed Compound API will be subject to Janssen’s prior written consent.

3.1.8Alternative Supply; Manufacturing Technology Transfer.

(a)Manufacture by or on behalf of Janssen. For the avoidance of doubt, Janssen may Manufacture or have Manufactured the Licensed Products and Licensed Compound API itself or through any of its Affiliates or any Third Party contract manufacturing organization, including by engaging directly with any contract manufacturing organization used by Nanobiotix. Without limiting the terms of the relevant supply agreement(s) between Nanobiotix and Janssen, nothing in this Agreement will require Janssen to obtain or continue obtaining any quantity of supplies of Licensed Product or Licensed Compound API from Nanobiotix.

(b)Alternative Supply. At Janssen’s direction, the Parties will collaborate in good faith to qualify and validate Janssen or its designated Affiliate(s) or Third Party contract manufacturing organization(s) to serve as a second source of supply for Licensed Product or Licensed Compound API, or to serve as a primary source of supply for Licensed Product or Licensed Compound API for Janssen. For the avoidance of doubt, Janssen may obtain one hundred percent (100%) of its requirements of Licensed Product or Licensed Compound API at any time during the Term from any such alternative source(s) of supply. Nothing in this Agreement will require Janssen to obtain or continue obtaining any quantity of supplies of Licensed Product or Licensed Compound API from Nanobiotix.

(c)Initial Technology Transfer. At any time upon Janssen’s request following the Effective Date, Nanobiotix will conduct a technology transfer to Janssen (or its designee) of the Manufacturing processes for Licensed Compounds and Licensed Products used by Nanobiotix (or its Affiliates or Third Party manufacturers), to the extent necessary to enable Janssen (or its designee) to Manufacture the Licensed Compounds and Licensed Products at the facility(ies) designated by Janssen. As part of the technology transfer, Nanobiotix will, and will cause its Affiliates and Third Party manufacturers to: [***]

(d)Ongoing Technology Transfer and Technical Assistance. Following the initial Manufacturing technology transfer described in Section 3.6.8(a), Nanobiotix will, on a [***]or as otherwise mutually agreed by the Parties, promptly deliver to Janssen (or its designee) embodiments or copies of all Licensed Technology or other information used in or otherwise

48

necessary or reasonably useful for the Manufacture of the Licensed Compounds and Licensed Products, including all materials (such as critical reagents and reference standards), documents, data and information used in or necessary to Manufacture the Licensed Compounds and Licensed Products and supportive Regulatory Documentation, in each case, not previously provided to Janssen under Section 3.6.8(a) or this Section 3.6.8(d). In addition, Nanobiotix will provide reasonable assistance to Janssen (or its designee) in order to enable Janssen (or its designee) to understand and use any Licensed Technology or information provided to Janssen under Section 3.6.8(a) or this Section 3.6.8(d) to Manufacture the Licensed Compounds and Licensed Products.

(e)Costs of Technology Transfer and Technical Assistance. Nanobiotix will provide [***]. If Nanobiotix expects to exceed [***] with respect to such technology transfer and technical assistance activities, Nanobiotix will prepare a budget of ~~[***]~~ [***]. Such budget will be subject to review and approval by Janssen. Janssen will reimburse Nanobiotix for [***]that are incurred in accordance with the agreed-upon budget, within [***]. ~~[***]~~ [***]

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3.7Exploitation outside the Territory.

3.1.1LianBio Agreement.

(a)In General. The Parties acknowledge that, pursuant to the LianBio Agreement, Nanobiotix has granted to LianBio certain rights to exploit certain Licensed Compounds and Licensed Products in the LianBio Territory in the LianBio Field.

(i)~~[***]~~.

3.1.2After Termination or Amendment of LianBio Agreement. If, at any time during the Term, Nanobiotix obtains rights to Develop or Commercialize a Licensed Compound or Licensed Product in any country in the LianBio Territory as a result of the termination, expiration or amendment of the LianBio Agreement, Nanobiotix will promptly notify Janssen. If Nanobiotix thereafter elects to conduct any Development or Commercialization activities with respect to any Licensed Compound or Licensed Product in any country(ies) in the LianBio Territory, Nanobiotix will coordinate such activities with Janssen and will provide Janssen with its plans for such activities on a periodic basis. Nanobiotix will not conduct (or will cease conducting) any such activities if Janssen notifies Nanobiotix that is has good faith concerns regarding ~~[***]~~.

3.1.3Other Rights of Nanobiotix outside the Territory. The Parties acknowledge that (a) there are certain Licensed Compounds and Licensed Products licensed to Janssen under this Agreement that are not licensed to LianBio in the LianBio Territory under the LianBio Agreement,
(b) the license granted to LianBio under the LianBio Agreement is limited to the LianBio Field and (c) the LianBio Field is different from the Field as defined in this Agreement. As a result, as of the Effective Date, Nanobiotix retains certain rights to Develop and Commercialize certain Licensed Compounds and Licensed Products in certain fields in the LianBio Territory. If Nanobiotix elects to exercise any of such rights in the LianBio Territory, the provisions of Section
3.7.2 will apply to such activities.

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3.1.4Transfer of Nanobiotix Rights outside the Territory. If Nanobiotix or any of its Affiliates assigns, licenses or otherwise transfers to a Third Party any of its rights to Develop or Commercialize any Licensed Compound or Licensed Product outside the Territory, Nanobiotix will ensure that such Third Party agrees in writing to comply with Section 3.7.2 and Section 3.7.3.

(a)~~[***]~~

3.1Conduct of Activities. Each Party will conduct all of its activities with respect to the Licensed Compounds and Licensed Products in good scientific manner and in compliance with all applicable Law, including GMP, GLP and GCP, as applicable. Each Party will maintain, consistent with its then-current internal policies and practices, and cause its employees and subcontractors to maintain, records and laboratory notebooks of its activities with respect to the Licensed Compounds and Licensed Products in sufficient detail and in a good scientific manner appropriate for regulatory and intellectual property protection purposes.

3.2Subcontracting. Nanobiotix may conduct any of its activities under this Agreement through subcontracting to a Third Party subcontractor (including a contract research organization or contract manufacturing organization); provided, however, that: (a) Nanobiotix obtains Janssen’s prior written consent to subcontract the applicable activities to the applicable Third Party, not to be unreasonably withheld, conditioned or delayed; (b) such subcontracting shall not adversely affect Nanobiotix’s ability to fulfill its obligations under this Agreement or Janssen’s rights under this Agreement; (c) such subcontract will be set forth in a written agreement that is consistent with the terms and conditions of this Agreement and will obligate such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in ARTICLE 7 (but may be of shorter duration, if customary, but in any event, shall not be less than [***]); (d) Nanobiotix will obligate such Third Party to agree in writing to assign or license (with the right to grant sublicenses) to Nanobiotix any Inventions (and Patent Rights covering such Inventions) made by such Third Party in performing such subcontracted activities; and (e) Nanobiotix will at all times be responsible for the performance of such Third Party and will remain primarily responsible for the fulfillment of its obligations under this Agreement even after such obligations are subcontracted to such Third Party. Notwithstanding the foregoing clause (a), Janssen agrees that Nanobiotix may subcontract without Janssen’s prior written consent (x) ~~[***]~~.

ARTICLE 4 FINANCIAL TERMS

4.1Upfront Payment. Janssen will make a non-refundable, non-creditable payment of US$30 million to Nanobiotix within [***]after the Effective Date.

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4.2Development and Regulatory Milestones.

4.1.1Certain Definitions. For purposes of this Section 4.2:

(i)~~[***]~~

4.1.2Milestone Payments and Events. The Party who causes (whether by itself, its Affiliate or (sub)licensee) the first occurrence of a particular Milestone Event will notify the other Party within [***](each, a “Milestone Event”). Janssen will pay Nanobiotix the amount set forth in the applicable table below (each, a “Milestone Payment”) corresponding to such Milestone Event within.

(a)One-Time Milestone Events. Each Milestone Payment in the table below (“Table 4.2.2(a)”) is payable no more than once, even if the corresponding Milestone Event occurs more than once or with respect to more than one Licensed Product or more than one Indication.

Table 4.2.2(a)

	Milestone Event	Milestone Payment (US$)
[***]
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]
[***]
6.	[***]	[***]
7.	[***]	[***]
8.	[***]	[***]

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9.	[***]	[***]
10.	[***]	[***]
11.	[***]	[***]
12.	[***]	[***]
13.	[***]	[***]
14.	[***]	[***]
[***]
15.	[***]	[***]
16.	[***]	[***]
17.	[***]	[***]
18.	[***]	[***]
[***]
19.	[***]	[***]
20.	[***]	[***]

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21.	[***]	[***]
22.	[***]	[***]
[***]
23.	[***]	[***]
24.	[***]	[***]
25.	[***]	[***]
26.	[***]	[***]
[***]
27.	[***]	[***]
28.	[***]	[***]
29.	[***]	[***]
30.	[***]	[***]
[***]

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31.	[***]	[***]
32.	[***]	[***]
33.	[***]	[***]
34.	[***]	[***]
[***]
35.	[***]	[***]

(b)[***]. Each Milestone Payment in the table below (“Table 4.2.2(b)”) may become payable multiple times only as expressly provided in Section 4.2.3(g).

Table 4.2.2(b)

	Milestone Event	Milestone Payment (US$)
[***]
36.	[***]	[***]
37.	[***]	[***]
38.	[***]	[***]

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39.	[***]	[***]

4.1.3Rules regarding Determination of Milestone Payments and Events.

(a)Non-Refundable Payments. The Milestone Payments under this Section 4.2 are non-refundable and non-creditable.

(b)[***]. With respect to Milestone Event #2, [***]is deemed to occur on the date on which Janssen receives from Nanobiotix [***].

(c)[***]. With respect to Milestone Events ~~[***]~~, subject to Section 4.2.3(d): [***]

(d)[***]. With respect to Milestone Events based upon [***] or [***] such Milestone Events will not be deemed to occur unless [***].

(e)Skipped Milestones.

(i)~~[***]~~.

(f)One-Time Milestones. Each of the Milestone Payments set forth in Table 4.2.2(a) (i.e., Milestone Events #1 through #35) is only payable one time, upon the first occurrence or deemed occurrence of the applicable Milestone Event, regardless of the number of Licensed Products or Indications for which the applicable Milestone Event occurs or the number of times the applicable Milestone Event occurs. For the avoidance of doubt:

(i)~~[***]~~.

(g)[***]. Each of the Milestone Payments set forth in Table 4.2.2(b) (i.e., Milestone Events #36 through #39) is only payable [***]. For clarity, if Milestone Event #36, #37, #38 or #39 occurs [***], the applicable Milestone Payment will be payable [***]. The Milestone Payment for each of Milestone Events #36, #37, #38 and #39 may become payable [***]. By way of example, and without limitation: [***]

(h)Achievement of Milestones by Certain Parties. For clarity: [***]

(i)Rules for Additional Solid Tumor Malignancies.

(i)~~[***]~~ [***]

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~~[***]~~ [***]

        (j)    Certain Lung Cancer Milestones. [***]

        (k)    ~~[***]~~.

4.3Sales Milestones. Janssen will notify Nanobiotix in the applicable royalty report delivered under Section 4.4.5 after the first occurrence of any sales milestone event set forth in the table below (each, a “Sales Milestone Event”). Janssen will pay Nanobiotix the amount set forth in the table below (each, a “Sales Milestone Payment”) corresponding to such Sales Milestone Event within [***]. Each Sales Milestone Payment is payable no more than once, regardless of whether the corresponding Sales Milestone Event occurs more than once. The Sales Milestone Payments under this Section 4.3 are non-refundable and non-creditable.

Sales Milestone Event	Sales Milestone Payment (US$)
Upon the first occasion that Annual Aggregate Net Sales of Licensed Products in a Calendar Year exceed [***]	[***]
Upon the first occasion that Annual Aggregate Net Sales of Licensed Products in a Calendar Year exceed [***]	[***]
Upon the first occasion that Annual Aggregate Net Sales of Licensed Products in a Calendar Year exceed [***]	[***]
Upon the first occasion that Annual Aggregate Net Sales of Licensed Products in a Calendar Year exceed [***]	[***]
Upon the first occasion that Annual Aggregate Net Sales of Licensed Products in a Calendar Year exceed [***]	[***]

For clarity, if more than one Sales Milestone Event is achieved in the same Calendar Year, then each corresponding Sales Milestone Payment shall be payable in accordance with this Section 4.3.

4.4Royalties.

4.1.1Royalty Rates. Subject to Section 4.4.3, Janssen will pay to Nanobiotix royalties on Annual Aggregate Net Sales of Licensed Products during each Calendar Year at the rates set forth in the table below. Such royalties will be paid on a Licensed Product-by-Licensed Product and country-by-country basis during the applicable Royalty Term for such Licensed Product in such country. Net Sales of a Licensed Product in a country occurring after expiration of the

57

Royalty Term for such Licensed Product in such country will be disregarded in the calculation of royalties.

Annual Aggregate Net Sales of Licensed Products in a Calendar Year	Royalty Rate
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year less than or equal to [***]	[***]
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than [***] and less than or equal to [***]	[***]
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than [***] and less than or equal to [***]	[***]
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than [***] and less than or equal to [***]	[***]
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than [***] and less than or equal to [***]	[***]
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than [***] and less than or equal to [***]	[***]
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than [***]	[***]

4.1.2Royalty Term.

(a)Definition of Royalty Term. On a Licensed Product-by-Licensed Product and country-by-country basis, royalties will be paid for a given Licensed Product in a given country beginning with the First Commercial Sale of such Licensed Product in such country and ending on the latest to occur of: (i) the date of expiration of the last Royalty-Bearing Claim with respect to such Licensed Product in such country; (ii) the date of expiration of Regulatory Exclusivity for such Licensed Product in such country, if any; or (iii) the [***] anniversary of the First Commercial Sale of the Licensed Product in the country (the “Royalty Term”), subject to extension pursuant to Section 4.4.2(c).

Definition of Royalty-Bearing Claim. “Royalty-Bearing Claim” means, ~~[***]~~.

(b)~~[***]~~.

(c)Treatment of Multiple Licensed Products Containing Same Licensed Compound. A Licensed Product in any dosage form, formulation, strength or delivery mode,

58

containing the same active ingredient (as a sole active ingredient or in a Combination Product), shall be deemed to be the same Licensed Product.

4.1.3Royalty Reductions; Third Party Royalty Payments.

(a)Reductions for Loss of Exclusivity. On a country-by-country and Licensed Product-by-Licensed Product basis during the Royalty Term for a given Licensed Product in a given country, the royalties due to Nanobiotix under this Section 4.4 with respect to Net Sales of such Licensed Product in such country will be reduced to an amount equal to [***] of the amount otherwise payable on Net Sales of such Licensed Product in such country from and after ~~[***]~~.

(b)Third Party Royalty Payments.

(i)Nanobiotix will be solely responsible for and will make when due all payments due under any In-License or any other agreement set forth in Section 8.2.21 of the Disclosure Schedule, including any such amounts that are incurred before or after the Execution Date.

(ii)If Janssen (or its Affiliate or sublicensee, as applicable) reasonably determines that it is necessary or useful to obtain one or more licenses or otherwise acquire rights under any Patent Rights or Know-How Rights of any Third Party to Exploit a Licensed Compound

59

or Licensed Product in a country (each, a “Third Party License”), Janssen will have the sole right (but not the obligation) to negotiate and obtain any such license or other rights. Janssen will have the right to deduct ~~[***]~~

(c)Royalty Floor. In no event will the total reductions and deductions under Section 4.4.3(a) and Section 4.4.3(b) reduce the royalties payable to Nanobiotix under Section 4.4.1, with respect to a given Licensed Product in a given Calendar Quarter, by more than [***] of the amount that would otherwise be payable for such Licensed Product in such Calendar Quarter if such reductions and deductions were not made; provided, however, that to the extent Janssen cannot reduce or deduct any amounts because of this Section 4.4.3(c), Janssen may reduce or deduct such amounts from royalties payable in future Calendar Quarters, in each case, subject to the limitation in this Section 4.4.3(c).

4.1.4Expiration of Royalty Term. Upon the expiration of the Royalty Term with respect to a Licensed Product in a given country, the license granted to Janssen under Section 5.1 with respect to such Licensed Product in such country will automatically become fully-paid up, royalty- free, perpetual and irrevocable. For the avoidance of doubt, any sales of such Licensed Product in such country following such expiration will be excluded from Annual Aggregate Net Sales of Licensed Products for purposes of any Sales Milestone Payments under Section 4.3 or royalties under this Section 4.4.

4.1.5Royalty Reports and Payments. After the First Commercial Sale of a Licensed Product by Janssen or its Affiliates or sublicensees in any country in the Territory occurs, royalty payments under this Section 4.4 are due and payable [***]. Concurrently with the payment of royalties to Nanobiotix under this Section 4.4, Janssen will deliver to Nanobiotix a report setting forth, ~~[***]~~. All royalty reports delivered by Janssen and all information contained therein will be Confidential Information of Janssen.

4.1.6Royalty Conditions. All royalties due to Nanobiotix under this Section 4.4 are subject to the following conditions: (a) only one royalty will be due with respect to the same unit of Licensed Product; and (b) no royalties will be due upon the sale or other transfer among Janssen or its Affiliates or sublicensees, but in such cases the royalty will be due and calculated upon Janssen’s or its Affiliate’s or sublicensee’s Net Sales to the first independent Third Party, and distributors of Janssen selling Licensed Product will not, for this purpose, be deemed to be sublicensees of Janssen and will instead be considered as independent Third Parties.

4.5Payment Terms.

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4.1.1Payment Instruction. All payments to be made by a Party under this Agreement will be made in U.S. Dollars by electronic funds transfer to the bank account as will be designated by the Party receiving the payment.

4.1.2Exchange Rate. If any amounts related to the determination of amounts to be paid or calculations to be performed under this Agreement are received, paid or initially reported in a currency other than U.S. Dollars, then such amounts will be converted to their U.S. Dollar equivalent as follows: [***]

4.6Records; Audits.

4.1.1Records. Each Party will keep, and cause its Affiliates and sublicensees to keep, complete and accurate records of the items underlying Net Sales and any other elements required to prepare the reports or calculate payments required under this Agreement. Such records must be retained for a period of [***].

4.1.2Audits.

(a)Each Party will have the right at its own expense to have an independent, certified public accountant of nationally recognized standing, selected by such Party and reasonably acceptable to the other Party, review any records of the other Party and its Affiliates that are required to be kept pursuant to Section 4.6.1 in the location(s) where such records are customarily maintained upon prior written notice, during normal business hours and under customary obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement, within the prior [***] period. Audits may not be conducted by a Party under this Section 4.6.2 more than [***]~~[***]~~.

(b)The report of the independent certified public accountant will be shared with the audited Party before distribution to the auditing Party so that the audited Party can provide the independent public accountant with justifying remarks for inclusion in the report before sharing the conclusions of such independent public audit with the auditing Party. The final audit report will be shared with the auditing and audited Party at the same time and will specify whether the amounts paid to the auditing Party during the audited period were correct or, if incorrect, the amount of any underpayment or overpayment. The audit report will only contain the information relevant to support the statement as to whether the amounts due under this Agreement were calculated and paid accurately and will not include any other confidential information (or

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additional information that is ordinarily not included in the reports to the auditing Party) disclosed to the auditor during the course of the audit.

(c)If the review of such records reveals that the audited Party has failed to accurately report information pursuant to the relevant provisions of this Agreement or make any payment (or portion thereof) required under this Agreement, then the underpaying Party will pay to the other Party, within [***], any underpaid amounts due under this Agreement. If any such discrepancies resulted in an underpayment of amounts payable by the audited Party under this Agreement greater than [***] of the amounts actually due for the applicable audit period, ~~[***]~~. If the audited Party disagrees with the findings of the audit report, the Parties will first seek to resolve the matter between themselves; in the event they fail to reach agreement, the dispute resolution provisions set forth in ARTICLE 12 will apply.

4.7Taxes.

4.1.1No Withholding. Janssen will make all payments to Nanobiotix under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by Law in effect at the time of payment.

4.1.2Tax Payments. Any Tax required to be withheld on amounts payable under this Agreement will be paid by Janssen on behalf of Nanobiotix to the appropriate Governmental Authority, and Janssen will furnish Nanobiotix with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by Nanobiotix. If any such Tax is assessed against and paid by Janssen, then Nanobiotix will indemnify and hold harmless Janssen from and against such Tax.

4.1.3Documentation. Janssen and Nanobiotix will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Janssen to secure a reduction in the rate of applicable withholding Taxes or to fulfill any Tax reporting obligation related to the payments, including with respect to Belgium Form 276R or its equivalent, which Janssen will provide to Nanobiotix in connection with any payments payable by Janssen to Nanobiotix under this Agreement. Nanobiotix shall provide a duly completed Belgium Form 276R or its equivalent together with the invoice for the relevant payments or, absent such invoice, within five calendar days following the date on which each such relevant payment was made.

4.1.4VAT. The supply of any Reverted Products to Nanobiotix under Section 10.6.2(g) will be treated as a VAT exempt intra-community supply in Belgium by Janssen and an intra- community acquisition in France by Nanobiotix provided that Nanobiotix provides to Janssen: (i) a valid French VAT number; and (ii) the required proof of the transport of the Reverted Products from Belgium to France pursuant to Article 45bis of the Council Implementing Regulation (EU) No 282/2011 or equivalent provisions under Belgian VAT law, no later than the tenth day of the month following the delivery.

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4.1.5Assignment. For the avoidance of doubt, this Section 4.7 shall apply to Nanobiotix and to any assignee of Nanobiotix, as the case may be, including any assignee under Section 13.1.2.

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ARTICLE 5 LICENSE GRANTS

5.1License Grants.

5.1.1License Grant to Janssen. Nanobiotix hereby grants, on behalf of itself and its Affiliates, to Janssen, an exclusive (even as to Nanobiotix and its Affiliates), royalty-bearing license, with the right to sublicense through multiple tiers, under the Licensed IP, to Exploit Licensed Compounds and Licensed Products in the Field in the Territory. For clarity, the license granted in this Section 5.1.1 includes the right to Exploit Combination Products in the Field in the Territory; provided, however, that Nanobiotix does not grant to Janssen any rights under the Licensed IP with respect to any Other Component of any such Combination Product.

5.1.2(Sub)license Grants to Nanobiotix.

(a)Janssen hereby grants to Nanobiotix a non-exclusive, non-sublicensable (except to Third Party subcontractors performing activities under this Agreement in accordance with Section 3.9), non-transferable (sub)license under the Licensed IP and the Development IP solely to perform the Ongoing Nanobiotix-Conducted Studies and New Nanobiotix-Conducted Studies in accordance with Section 3.4.5.

(b)Janssen hereby grants to Nanobiotix a non-exclusive, non-sublicensable (except to Third Party subcontractors performing activities under this Agreement in accordance with Section 3.9), non-transferable (sub)license under the Licensed IP and the Development IP ~~[***]~~.

(c)Janssen hereby grants to Nanobiotix a non-exclusive, non-sublicensable (except to Third Party subcontractors performing activities under this Agreement in accordance with Section 3.9), non-transferable (sub)license under the Licensed IP and the Development IP to Manufacture the Licensed Compounds and Licensed Products in the Territory solely (i) to fulfill its obligations to provide clinical and commercial supplies of Licensed Compounds and Licensed Products to Janssen under Section 3.6 or (ii) for use in the Development and Commercialization of the Licensed Compounds and Licensed Products outside the Territory.

(d)~~[***]~~.

5.2Affiliates. To the extent any of the Licensed IP is Controlled by an Affiliate of Nanobiotix, Nanobiotix will procure that such Affiliate takes all actions necessary to enable Nanobiotix to grant the licenses granted to Janssen under Section 5.1.1.

5.3Sublicensing.

5.1.1Right to Sublicense.

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(a)Janssen may grant one or more sublicenses of any or all of the rights granted to it under Section 5.1.1 to any of its Affiliates or any Third Parties, without the consent of
Nanobiotix. Such sublicenses may be further sublicensable by the applicable sublicensee of Janssen, through multiple tiers. Janssen shall provide written notice to Nanobiotix of any sublicense that includes the right to Commercialize Licensed Products ~~[***]~~.

(b)Nanobiotix may grant one or more sublicenses of any or all of the rights granted to it under Section 5.1.2(d) to any of its Affiliates or any Third Parties, without the consent of Janssen. Nanobiotix shall provide written notice of any sublicense to Janssen ~~[***]~~.

5.1.2Sublicense Requirements. Any sublicense to a Third Party will be set forth in a written agreement that is consistent with the terms and conditions of this Agreement. The sublicensing Party will be responsible for compliance by its sublicensees with the terms and conditions of this Agreement that are applicable to its sublicensees. Notwithstanding any such sublicense, each Party will remain responsible to the other Party for the performance of all of its obligations under this Agreement.

5.1.3~~[***]~~.

5.1No Implied Licenses. Neither Party grants to the other Party any rights or licenses in or to any Know-How Rights, Patent Rights or other Intellectual Property Rights, whether by implication, estoppel, or otherwise, other than the rights and licenses that are expressly granted under this Agreement.

(a)~~[***]~~.

5.4Trademarks.

5.1.1Nanobiotix Product Mark. Janssen may, but is not required to, Commercialize the Licensed Products in the Field in the Territory under [***] (the “Nanobiotix Product Mark”). Should Janssen elect to use the Nanobiotix Product Mark under this Section 5.7.1, then the Parties will enter into a suitable trademark license agreement at the time the election is made or shortly thereafter.

5.1.2Janssen Product Marks. Should Janssen elect not to use the Nanobiotix Product Mark under Section 5.7.1, then Janssen will have the sole and exclusive right to develop, conduct clearance searches for, and select the trademarks used to Commercialize the Licensed Products in the Field in the Territory, which may vary by country or within a country (the “Janssen Product Marks”). As between the Parties, Janssen will own all worldwide rights in the Janssen Product Marks and may register and maintain, in its sole discretion and at its own cost and expense, the Janssen Product Marks worldwide. Janssen will have the right, in its discretion and at its expense, to defend and enforce the Janssen Product Marks. ~~[***]~~.

ARTICLE 6 INTELLECTUAL PROPERTY

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6.1Patent Working Group. Janssen and Nanobiotix shall establish a patent working group (“Patent Working Group”) comprising one or more patent attorneys or agents from each Party, with one patent attorney designated by each Party as its lead contact (“Patent Representative”), for discussing any patent matters. No patent matters shall be discussed by the Parties outside of the Patent Working Group unless both Parties’ Patent Representatives or other patent counsel are present. The Parties’ Patent Representatives shall be solely responsible for documenting at their

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discretion any issues discussed relating to any Patent Rights, which documents, and the content of such discussions, shall be held in strict confidence by the Parties to protect their common interests and preserve the privileged status of any attorney-client communication, advice, or legal opinion reflected therein.

6.2Ownership.

6.1.1Background IP. As between the Parties, subject to the applicable licenses granted in ARTICLE 5, each Party shall own and retain all right, title and interest in and to any and all Technology that is Controlled by such Party as of the Effective Date or conceived, discovered, developed, invented or otherwise first made by or on behalf of such Party outside of this Agreement, and any and all Intellectual Property Rights therein.

6.1.2Generally. As between the Parties, subject to Section 6.2.3, all right, title and interest in and to any and all Technology, including any Inventions, that is conceived, discovered, developed, invented or otherwise first made under this Agreement:

(a)solely by or on behalf of Janssen (or any of its Affiliates or sublicensees or any Third Party acting on behalf of Janssen or any of its Affiliates or sublicensees) will be owned by Janssen;

(b)solely by or on behalf of Nanobiotix (or any of its Affiliates or any Third Party acting on behalf of Nanobiotix or any of its Affiliates) will be owned by Nanobiotix; and

(c)jointly by Janssen (or any of its Affiliates or sublicensees or any Third Party acting on behalf of Janssen or any of its Affiliates or sublicensees) and Nanobiotix (or any of its Affiliates or any Third Party acting on behalf of Nanobiotix or any of its Affiliates) will be jointly owned by Janssen and Nanobiotix (any such jointly owned Invention, a “Joint Invention”).

6.1.3Development Technology. Notwithstanding Section 6.2.2, as between the Parties, [***].

6.1.4Disclosure Obligations. Nanobiotix will promptly disclose in writing to Janssen any Development Invention or Joint Invention that is not a Development Invention of which it becomes aware. The written disclosures shall include reasonable details concerning the conception, discovery, development or making of any Inventions. Janssen will have no obligation to disclose any Invention to Nanobiotix, except to the extent provided in the next sentence. With respect to any Patent Right that claims or seeks to claim any Joint Invention that is not a

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Development Invention (a “Joint Patent Right”), Janssen will disclose to Nanobiotix the Joint Invention to be disclosed in such Joint Patent Right prior to filing.

6.1.5United States Law. The determination of whether any Invention is conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent Rights or other Intellectual Property Rights) therein, shall, for purposes of this Agreement, be made in accordance with applicable Law in the U.S. irrespective of where or when such conception, discovery, development or making occurs.

6.3Prosecution.

6.1.1By Janssen.

(a)Subject to Section 6.3.2(a), Janssen will have the first right and authority, but not the obligation, to Prosecute [***], at Janssen’s sole expense using counsel of Janssen’s choosing. For clarity, the Parties acknowledge that this right includes the right of Janssen to Prosecute [***].

(b)Janssen will keep Nanobiotix informed with respect to the Prosecution of [***], and shall provide Nanobiotix with a reasonable opportunity to review and comment on its efforts to Prosecute such Patent Rights worldwide, including by providing Nanobiotix with (i) an electronic copy of all communications from any patent authority in any jurisdiction sufficiently in advance of the applicable filing deadline to afford Nanobiotix with a reasonable opportunity to review and comment on such communications, (ii) drafts of any substantive filings or responses to be filed in ~~[***]~~ Patent Offices (or any other countries as Nanobiotix may request with regard to a given Patent Right) sufficiently in advance of the applicable filing deadline to afford Nanobiotix with a reasonable opportunity to review and comment on such draft prior to filing, and (iii) a copy of any final filing or response made to any patent authority in any jurisdiction. Janssen shall consider any comments provided by Nanobiotix regarding such communications and drafts in good faith, provided that Janssen will have the final decision-making authority with respect to the Prosecution of [***].

(c)If Janssen decides, in its sole discretion, to abandon or not maintain (so as to permit to lapse) any [***] in any jurisdiction, then Janssen will notify Nanobiotix of such decision in writing at least [***]. If Nanobiotix provides written notice to Janssen that it desires to continue the Prosecution of such Patent Right in such jurisdiction, then Janssen will cooperate with Nanobiotix to transfer to Nanobiotix the Prosecution of Patent Right in such jurisdiction, including filing for an extension on behalf of Nanobiotix (provided that Nanobiotix shall reimburse Janssen for any fees required for such extension). After any such transfer, Nanobiotix will have the sole right and authority, but not the obligation, to Prosecute [***], at Nanobiotix’s sole expense using counsel of Nanobiotix’s choosing. Nanobiotix will keep Janssen reasonably informed with respect to such Prosecution and will notify Janssen if Nanobiotix decides, in its sole discretion, to abandon or not maintain [***]. Janssen shall have the right to continue the Prosecution of such Patent Right at its option.

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6.1.2By Nanobiotix.

(a)Nanobiotix will have the first right and authority, but not the obligation, to Prosecute worldwide [***], at Nanobiotix’s sole expense using an outside counsel and in-country agents reasonably acceptable to Janssen.

(b)Nanobiotix will keep Janssen informed with respect to the Prosecution of [***] and shall provide Janssen with a reasonable opportunity to review and comment on its efforts to Prosecute such Patent Rights worldwide, including by providing Janssen with (i) an electronic copy of all communications from any patent authority in any jurisdiction sufficiently in advance of the applicable filing deadline to afford Janssen with a reasonable opportunity to review and comment on such communications, (ii) drafts of any substantive filings or responses to be filed in ~~[***]~~ Patent Offices (or any other countries as Janssen may request with regard to a given Patent Right) sufficiently in advance of the applicable filing deadline to afford Janssen with a reasonable opportunity to review and comment on such draft prior to filing, and (iii) a copy of any final filing or response made to any patent authority in any jurisdiction. Nanobiotix shall consider any comments provided by Janssen regarding such communications and drafts in good faith, provided that Nanobiotix will have the final decision-making authority with respect to the Prosecution of [***].

(c)Nanobiotix will notify Janssen if Nanobiotix decides to abandon or not maintain (so as to permit to lapse) any [***], at least [***]. Janssen shall have the right to continue the Prosecution of such Patent Right at its option in accordance with Section 6.3.1, in which case Nanobiotix will cooperate with Janssen to transfer the Prosecution of Patent Right in such jurisdiction to Janssen, including filing for an extension on behalf of Janssen (provided that Janssen shall reimburse Nanobiotix for any fees required for such extension).

6.1.3Cooperation. Each Party will reasonably cooperate with the other Party in the Prosecution of Patent Rights pursuant to this Agreement. Such cooperation includes promptly executing all documents, or requiring inventors, subcontractors, employees, former employees (to the extent reasonably available) and consultants and agents to execute all documents, as reasonable and appropriate so as to enable the Prosecution of any such Patent Rights in any country. Nanobiotix shall, from time to time and at the reasonable request of Janssen, do all such acts and

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things and execute all such deeds and documents as may be necessary or desirable to perfect Janssen’s title or rights in Patent Rights claiming Development Inventions.

6.1.4Confidentiality. All communications between the Parties relating to the Prosecution of Patent Rights, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patent Rights, shall be considered Confidential Information and be subject to ARTICLE 7 (Confidentiality and Publicity).

6.1.5Liability. Each Party acknowledges that the Party responsible for Prosecution of Patent Rights under the Agreement does not guarantee the issuance, validity, or enforceability of any such Patent Right or any claim resulting from its efforts hereunder. Neither Party shall have any liability to the other Party for any negligent acts or misconduct of outside counsel or agents utilized in connection with such Prosecution. The foregoing provisions of this Section 6.3.5 are without prejudice to either Party’s potential liability for breach of its obligations under Sections 9.1(b) and 9.2(b).

6.1.6Patent Extension; Listings.

(a)As between the Parties, Janssen shall have the sole right and discretion to determine which Patent Rights, if any, are extended for a Licensed Product (for example, a Supplementary Protection Certificate in the EU, a patent term extension pursuant to Title II of the Drug Price Competition and Patent Term Restoration Act of 1984 in the U.S. and other similar measures in any other country). [***]

(b)Nanobiotix shall have the right to extend ~~[***]~~ without Janssen’s consent.

(c)With respect to a Licensed Product, Janssen shall have sole discretion to determine which Patent Rights, if any, shall be listed in the “Orange Book” in the U.S., or any analogous or similar listing in the Territory.

6.4Inter Partes Review and Post Grant Review. For clarity, Janssen shall have the first right, but not the obligation, to defend and control any inter partes review (an “IPR”) or post grant review (a “PGR”) (or any similar foreign proceeding, including for example, European post-grant oppositions) of a Licensed Patent Right as it reasonably determines appropriate using counsel of its own choice. Janssen shall notify Nanobiotix of any IPR or PGR and shall keep Nanobiotix reasonably informed of the progress of such IPR or PGR. Nanobiotix shall cooperate with Janssen as Janssen may reasonably request, including by becoming a party to such action at Janssen’s cost, and Janssen shall reimburse Nanobiotix for its out-of-pocket costs reasonably incurred in connection with rendering such assistance. If Janssen declines to defend an IPR or PGR brought against a Licensed Patent Right, it shall provide timely notice to Nanobiotix, who shall thereafter have the right (but not the obligation) at Nanobiotix’s expense and in its own name, to defend such IPR or PGR using counsel of its own choice.

6.5Defense & Enforcement of Licensed Intellectual Property.

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6.1.1Notification. If either Party becomes aware of any existing or threatened infringement of any Licensed IP or Joint Patent Right anywhere in the world by a Third Party, then such Party will promptly notify the other Party in writing to that effect and the Parties will consult with each other regarding any actions to be taken.

6.1.2Enforcement by Janssen. Subject to Section 6.5.3 and Section 6.5.4(b), Janssen shall have the first right but not the obligation, at its sole cost and expense and in its own name (or in the name of Nanobiotix as may be required under applicable Law), to bring and control any legal action to enforce [***], or to defend any declaratory judgment action or claim of [***], as it reasonably determines appropriate, using counsel of its own choice (an “Enforcement Action”). [***]; [***]. Nanobiotix shall cooperate with Janssen as Janssen may reasonably request, including by becoming a party to such action at Janssen’s cost, and Janssen shall reimburse Nanobiotix for its out-of-pocket costs reasonably incurred in connection with rendering such assistance.

6.1.3[***] .

6.1.4Enforcement by Nanobiotix.

(a)If Janssen declines to initiate an Enforcement Action against any unabated [***] it shall notify Nanobiotix, who shall thereafter have the right (but not the obligation) at Nanobiotix’s expense and in its own name, to initiate such Enforcement Action by counsel of its choice. Janssen shall cooperate with Nanobiotix as Nanobiotix may reasonably request, including by becoming a party to such action at Nanobiotix’s cost, and Nanobiotix shall reimburse Janssen for its out-of-pocket costs reasonably incurred in connection with rendering such assistance.

(b)Nanobiotix shall have the first right but not the obligation, at its sole cost and expense, to bring and control ~~[***]~~ (an “Other Enforcement Action”), as it reasonably determines appropriate, using counsel of its own choice. If Nanobiotix declines to initiate an Other Enforcement Action ~~[***]~~ in the Territory it shall notify Janssen, who shall thereafter have the right (but not the obligation) at

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Janssen’s expense and in its own name, to initiate an Other Enforcement Action by counsel of its choice. Nanobiotix shall cooperate with Janssen as Janssen may reasonably request, including by becoming a party to such action at Janssen’s cost, and Janssen shall reimburse Nanobiotix for its out-of-pocket costs reasonably incurred in connection with rendering such assistance.

6.1.5Settlement. A settlement or consent judgment or other voluntary final disposition of an Enforcement Action brought by a Party under this Section 6.5 ~~[***]~~ may be entered into without the consent of the other Party, provided that such settlement, consent judgment, or other disposition does not admit the invalidity or unenforceability of any of the Licensed Patent Right or impose any liability on, or diminish the rights or interests of the other Party under this Agreement.

6.1Enforcement of Listed Patent Rights. The provisions of Section 6.5 (Defense and Enforcement of Licensed Intellectual Property) notwithstanding, the following provisions of this Section 6.6 will apply with respect to any notification provided by a Third Party to Janssen or Nanobiotix under 21 U.S.C. § 355(j)(2)(B) making a certification described in 21 U.S.C.
§355(j)(2)(A)(vii)(IV) with respect to any Licensed Patent Right that is listed in the Orange Book for a Licensed Product and with respect to equivalent actions in the U.S. or in any other country within the Territory (a “Paragraph IV Certification”).

6.1.1The Party receiving a Paragraph IV Certification will, without any avoidable delay and in any case within [***], notify the other Party in writing and will attach a copy of the Paragraph IV Certification to such notification. Janssen will have the sole right to determine a course of action with respect to any such Paragraph IV Certification, including negotiation of an offer of confidential access, and Nanobiotix will cooperate fully with Janssen with respect to such course of action at Janssen’s expense.

~~[***]~~
Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of an Enforcement Action, Paragraph IV Proceeding (whether by way of settlement or otherwise) shall ~~[***]~~.

6.6Third Party Infringement Claims.

6.1.1Janssen Defense of Alleged Infringement. If Nanobiotix or Janssen becomes aware of any claim or assertion that a Licensed Compound or Licensed Product infringes or misappropriates a Third Party’s Patent Rights or Know-How Rights, the Party first having notice of such claim or assertion shall promptly notify the other Party in writing. Janssen shall have the first right, but not the obligation, to defend any such Third Party claim or assertion, at its own expense.

6.1.2Nanobiotix Cooperation. Nanobiotix shall cooperate with and give Janssen assistance in the defense of any such claim or assertion related to Nanobiotix Technology. Janssen shall pay for any commercially reasonable, documented out-of-pocket expenses requested by Janssen and incurred by Nanobiotix in providing said assistance.

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6.1.3Nanobiotix Defense of Alleged Infringement. Nanobiotix has the right, at its expense, to be represented in Janssen’s efforts under this Section 6.8 (Third Party Infringement Claims) by counsel of its sole choice, or settle its infringement liabilities independently of Janssen, but shall not have the right to control or interfere with Janssen’s efforts to defend or settle any such infringement claim.

6.1.4Settlement by Either Party. Neither Party may settle or otherwise dispose of any infringement action under this Section by admitting the invalidity of any Licensed Patent Right or admitting fault or liability of the other Party without the prior written consent of the other Party.

ARTICLE 7 CONFIDENTIALITY AND PUBLICITY

7.1Non-Disclosure and Non-Use.

7.1.1During the Term and for a period of [***] thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will: (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value (but no less than reasonable efforts); (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted in Section 7.3 and Section 7.4; and (c) not use such Confidential Information for any purpose except (i) to exercise its rights and licenses and perform its obligations under this Agreement, (ii) for internal management and operations purposes or (iii) in the case of Janssen, in connection with the making of voting or investment decisions with respect to the shares of Nanobiotix acquired by Janssen or its Affiliate (it being understood that this ARTICLE 7 does not create or imply any rights or licenses not expressly granted under this Agreement). ~~[***]~~.

“Confidential Information” of a Party means all non-public or proprietary information disclosed orally, visually, in writing or other form by or on behalf of such Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such Party) pursuant to or in connection with this Agreement, whether prior to, on or after the Execution Date. Notwithstanding anything to the contrary in this Agreement, ~~[***]~~.

7.1.2Notwithstanding the provisions of Section 7.1.1, Janssen, at its sole discretion, may disclose Confidential Information of Nanobiotix to consultants, contract research organizations, potential clinical trial sites, clinical trial sites, clinical investigators, subcontractors of any of the foregoing and any other necessary Third Parties for the clinical and preclinical Development of Licensed Compounds and Licensed Products to the extent necessary for the purpose of designing and conducting Clinical Studies of Licensed Product(s) and analyzing and interpreting data obtained from Clinical Studies (“Clinical Study Purposes”). Where Janssen is to disclose Confidential Information of Nanobiotix for Clinical Study Purposes, ~~[***]~~.

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7.1Exceptions. The obligations in Section 7.1 will not apply to the extent of any portion of the Confidential Information that the Receiving Party can show by competent written evidence:

(a)is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party or any of its Affiliates under this Agreement;

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(b)was known to the Receiving Party or any of its Affiliates, without any obligation to the Disclosing Party to keep it confidential or any restriction on its use, before disclosure by the Disclosing Party to the Receiving Party or any of its Affiliates;

(c)is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that, to the Receiving Party’s knowledge after due inquiry, is not bound by a duty of confidentiality to the Disclosing Party or restriction on its use;

(d)is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party or any of its Affiliates in violation of this Agreement, generally known or available to the public, either before or after it is disclosed to the Receiving Party or any of its Affiliates by the Disclosing Party; or

(e)is independently discovered or developed by or on behalf of the Receiving Party or any of its Affiliates without the use of or reference to the Confidential Information of the Disclosing Party.

7.2Authorized Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances, or to the extent permissible under the other applicable provisions of this Agreement:

(a)with regard to Janssen as the Receiving Party, the filing, prosecuting, maintaining, enforcing or defending Patent Rights on Licensed Compounds and Licensed Products as permitted by this Agreement;

(b)with regard to Nanobiotix as the Receiving Party, disclosure of the Licensed Technology in support of the filing, prosecuting, maintaining, enforcing or defending of the Non- Oncology Licensed Patent Rights as permitted by this Agreement;

(c)as reasonably required to generate regulatory documentation and file for and obtain regulatory licenses related to any Licensed Compound or Licensed Product;

(d)prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;

(e)subject to Section 7.4, complying with applicable Law (including regulations promulgated by securities exchanges) or court or administrative orders;

(f)complying with any obligation under this Agreement;

(g)to its Affiliates, consultants, agents and advisors (including auditors) to the extent reasonably necessary for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, each of whom before disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this ARTICLE 7 (but of shorter duration if customary, but, in any event,

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not less than [***], provided that the Receiving Party will remain responsible for any violation of such confidentiality provisions by any Person who receives Confidential Information pursuant to this Section 7.3(g);

(h)solely in the case of Janssen as the Receiving Party, to its existing or prospective (sub)licensees and subcontractors, to the extent reasonably necessary for Janssen to exercise its rights or fulfill its obligations under this Agreement, each of whom before disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this ARTICLE 7, provided that Janssen will remain responsible for any violation of such confidentiality provisions by any Person who receives Confidential Information pursuant to this Section 7.3(h); or

(i)to bona fide actual or prospective acquirers, underwriters, investors, lenders or other financing sources in connection with transactions or bona fide prospective transactions between the Receiving Party and such Third Party, in each case on a “need to know basis” solely to the extent necessary for such Third Party to evaluate the applicable transaction or proposed transaction, provided that each such Third Party is bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this ARTICLE 7 (but of shorter duration if customary, but, in any event, not less than [***]); and provided, further, that~~[***]~~.

If and whenever any Confidential Information is disclosed in accordance with this Section 7.3, such disclosure will not cause such information to cease to be Confidential Information for purposes of this Agreement, except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Before a Party makes a disclosure of the other Party’s Confidential Information pursuant to Section 7.3(d) or Section 7.3(e), it will, except where impracticable or not legally permitted, give [***] advance notice (or, if [***] notice is not possible under the circumstances, reasonable advance notice) to the other Party of such disclosure and will use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure (but no less than reasonable efforts).

7.2Terms of Agreement. This Agreement and all of the terms of this Agreement will be treated as Confidential Information of each Party with each Party treated as the Receiving Party

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with respect thereto. In addition to the disclosures permitted under Section 7.3, either Party may disclose the terms of this Agreement and other information relating to this Agreement or the transactions contemplated by this Agreement to the extent required, in the reasonable opinion of such Party’s counsel, to comply with applicable Law or the rules and regulations promulgated by the United States Securities and Exchange Commission or the Nasdaq Stock Market or similar security regulatory authorities or stock market in other countries. Before a Party discloses this Agreement or any of its terms or other such information in accordance with this Section 7.4, such Party will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of such disclosure and will seek confidential treatment of portions of this Agreement or such terms or information as may be reasonably requested by the other Party in a timely manner. In addition, the Parties hereby consent to the disclosure of a copy of this Agreement to any tax authority by the other party (1) upon receipt of any legally enforceable information request by such tax authority, (2) in compliance with any legally enforceable filing requirement, or (3) in connection with a submitted transfer pricing analysis. In the event of such disclosure, the Party disclosing such terms and information will make reasonable efforts to ensure that the information is maintained in confidence by the applicable tax authority, including marking any disclosed document as confidential.

7.3Publicity.

7.1.1Initial Press Release. Each Party may, but is not obligated to, make a public announcement of the execution of this Agreement in the forms attached as Exhibits 7.5.1-A and 7.5.1-B to this Agreement, which will be issued at a time to be mutually agreed by the Parties no later than ~~[***]~~ after the Execution Date.

7.1.2Further Publicity. Except as permitted by Section 7.3, 7.4 or 7.5.1, neither Party will issue any press release or other public statement disclosing any information relating to this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that Janssen may issue press releases or public statements regarding the Licensed Compounds or Licensed Products or the Exploitation thereof, without Nanobiotix’s prior consent. Notwithstanding the foregoing, once information relating to this Agreement has been publicly disclosed as permitted under this Agreement, neither Party is required to obtain the other Party’s consent or provide notice of further public disclosure of such information, provided that such information remains accurate and not misleading in all material respects at the time of such further public disclosure.

7.4Prior Non-Disclosure Agreement. As of the Execution Date, the terms of this ARTICLE 7 supersede that certain the Mutual Confidentiality Agreement between Nanobiotix and Johnson & Johnson Enterprise Innovation, Inc. dated January 25, 2022, as amended or restated from time to time. Any information disclosed pursuant to such agreement that was deemed “Confidential Information” under such agreement is deemed to be Confidential Information under this Agreement.

7.5Equitable Relief. Given the nature of the Confidential Information and the competitive damage that may result to a Party upon unauthorized disclosure, use or transfer of its

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Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this ARTICLE 7. In addition to all other remedies, a Party is entitled to

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seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this ARTICLE 7.

7.6Publications. Without limiting Section 7.3(i), as between the Parties, Janssen will have the sole right to make publications or public presentations of information regarding the Licensed Compounds or Licensed Products, including any results or data from Clinical Studies of the Licensed Compounds or Licensed Products. For clarity, Nanobiotix will not, and will ensure that its Affiliates and licensees (other than Janssen) do not, make any publications or public presentations of information regarding the Licensed Compounds or Licensed Products, except with the prior written consent of Janssen in each case. Notwithstanding the foregoing~~[***]~~.

7.7Residual Knowledge Exception.

7.1.1Exception. Notwithstanding anything to the contrary in this Agreement, clause (c) of Section 7.1.1 does not apply to Residual Knowledge. Nothing in this Section 7.9 will (a) affect the obligations of either Party with respect to non-disclosure obligations of Confidential Information under this ARTICLE 7; (b) constitute, or be deemed to result in, a license under any Patent Right Controlled by the Disclosing Party; or (c) affect any other rights or remedies a Party may have under this Agreement or otherwise.

Definition. “Residual Knowledge” means ~~[***]~~.

7.3Business Acknowledgment. Each Party understands that the other Party or its Affiliates may presently have (or in the future may initiate) research, development, commercial or other programs similar to the subject matter of this Agreement or may receive information on the same or similar subject matter from Third Parties. Each Party acknowledges that, subject to compliance with this ARTICLE 7 and, in the case of Nanobiotix, subject to the exclusive license grant to Janssen under Section 5.1.1, the other Party or its Affiliates may research, develop or commercialize products or services similar to the subject matter of this Agreement independently or in cooperation with Third Parties.

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ARTICLE 8
REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

8.1Mutual Representations and Warranties. Each of Nanobiotix and Janssen hereby represents and warrants to the other Party that, as of the Execution Date:

8.1.1it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

8.1.2it has the full right, power and authority to enter into this Agreement, to perform its respective obligations under this Agreement and to grant any rights granted to the other Party under this Agreement;

8.1.3it has taken all requisite corporate or other action to authorize the execution and delivery of this Agreement, the performance of its respective obligations under this Agreement and the grant of any rights granted to the other Party under this Agreement;

8.1.4except for any regulatory licenses, pricing or reimbursement approvals, manufacturing approvals or similar approvals necessary for the Exploitation of the Licensed Compounds and Licensed Products, all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement (as contemplated as of the Execution Date) and the grant of any rights granted to the other Party under this Agreement have been obtained by such Party, except for those required under the HSR Act or that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Exploitation of the Licensed Compounds and Licensed Products;

8.1.5the execution and delivery of this Agreement by such Party, the performance of its respective obligations under this Agreement and the grant of any rights granted to the other Party under this Agreement do not conflict with, violate, breach or constitute a default under (i) such Party’s organizational documents, (ii) any requirement of Laws applicable to such Party or (iii) any contractual obligations of such Party or any of its Affiliates existing as of the Execution Date, except, in each case ((i) through (iii)), for those that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Exploitation of the Licensed Compounds and Licensed Products; and

8.1.6this Agreement has been duly executed and delivered by such Party and is a legal and valid obligation binding upon such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law).

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8.2Additional Representations and Warranties of Nanobiotix. Except as set forth in the applicable Section of the disclosure schedule attached to this Agreement as Schedule 8.2 (the “Disclosure Schedule”), Nanobiotix hereby represents and warrants to Janssen, as of the Execution Date, as follows:

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8.1.1Nanobiotix is the sole and exclusive owner of the Licensed IP, free and clear of any liens, charges or encumbrances.

8.1.2Nanobiotix has all rights necessary to grant the licenses under the Licensed IP that it grants to Janssen under this Agreement.

8.1.3Nanobiotix has not previously (i) licensed, assigned, transferred, or otherwise conveyed any right, title or interest in, to or under the Licensed IP, or (ii) otherwise granted any rights under the Licensed IP, in each case ((i) and (ii)), to any Third Party, in any way that would conflict with or limit the scope of the licenses and rights granted to Janssen under this Agreement.

8.1.4The Patent Rights listed in Schedule 1.65 include all Patent Rights that Nanobiotix or any of its Affiliates owns or Controls as of the Execution Date that Cover, claim or disclose any Licensed Compound or Licensed Product, or any other invention owned or Controlled by Nanobiotix or any of its Affiliates that is necessary or useful for, or actually used by or on behalf of Nanobiotix at any time prior to the Execution Date with respect to, the Licensed Technology and the Exploitation of the Licensed Compounds or Licensed Products. Schedule 1.65 lists all Existing Licensed Patent Rights.

8.1.5To Nanobiotix’s knowledge, the Existing Licensed Patent Rights are subsisting and are, or, upon issuance, will be, valid and enforceable Patent Rights.

8.1.6Nanobiotix has (i) complied in all material respects with all applicable Laws, including all disclosure requirements and requirements to properly identify inventors, with respect to the Prosecution of the Existing Licensed Patent Rights and (ii) timely paid all maintenance and annuity fees with respect to the Existing Licensed Patent Rights.

8.1.7Nanobiotix has obtained assignments from the inventors of all inventorship rights relating to the Existing Licensed Patent Rights, and all such assignments of inventorship rights are valid and enforceable.

8.1.8To the knowledge of Nanobiotix, there is no pending or threatened claim (i) asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of the Existing Licensed Patent Rights, (ii) challenging Nanobiotix’s Control of the Existing Licensed Patent Rights or making any adverse claim of ownership of the Existing Licensed Patent Rights,
(iii) disputing the inventorship of any of the Existing Licensed Patent Rights or (iv) otherwise relating to any Licensed IP.

8.1.9Neither Nanobiotix nor any of its Affiliates or their respective current or former employees has misappropriated any (i) Know-How Rights or Technology that are necessary or useful for, or actually used by or on behalf of Nanobiotix at any time prior to the Execution Date with respect to, the Exploitation of the Licensed Compounds or Licensed Products, or (ii) Licensed Know-How Rights or Licensed Technology, in each case ((i) and (ii)), from any Third

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Party, and Nanobiotix is not aware of any claim by a Third Party that any such misappropriation has occurred.

8.1.10Nanobiotix and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Licensed Know-How Rights and Licensed Technology that constitute trade secrets under applicable Law

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and has required all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such Licensed Know-How Rights and Licensed Technology.

8.1.11To the knowledge of Nanobiotix, the Exploitation of the Licensed Compounds and Licensed Products, and the use, practice or application of the Licensed IP as contemplated under this Agreement, does not and will not (i) infringe any Patent Right of any Third Party existing as of the Execution Date (or, with respect to any pending Patent Right application existing as of the Execution Date, would not infringe such Patent Right if it were to issue without modification) or
(ii) misappropriate the Know-How Rights or other Intellectual Property Rights of any Third Party. No Third Party has made any claim or threatened in writing to Nanobiotix or its Affiliates to make any claim alleging either of the foregoing ((i) or (ii)).

8.1.12To Nanobiotix’s knowledge, no Third Party is infringing or threatening to infringe, or misappropriating or threatening to misappropriate, any of the Licensed IP.

8.1.13Nanobiotix has prepared, maintained and retained all Regulatory Documentation pursuant to and in accordance in all material respects with all applicable Law, including, as applicable, GCP, GMP and GLP and Nanobiotix has not, to its knowledge, made any false and misleading statements in connection with submitting or obtaining such Regulatory Documentation.

8.1.14Nanobiotix has conducted, and has used reasonable efforts to cause its contractors and consultants to conduct, the Exploitation of the Licensed Compounds and Licensed Products in accordance in all material respects with applicable Law, professional scientific standards, accepted ethical standards, including, as applicable, GCP, GMP and GLP, and applicable experimental protocols, procedures and controls.

8.1.15[***].

8.1.16[***].

8.1.17There is no claim, action, suit, arbitration, inquiry, audit or investigation by or before any Governmental Authority pending or, to the knowledge of Nanobiotix, threatened against Nanobiotix or its Affiliates, or involving any of the Licensed Compounds or Licensed Products. There is no award, stay, writ, judgement, injunction, decree or similar Order of any Governmental Authority outstanding or, to Nanobiotix’s knowledge, pending, with respect to Nanobiotix or its Affiliates, or involving any of the Licensed Compounds or Licensed Products.

8.1.18Neither Nanobiotix nor any of its Affiliates is or has been a party to any agreement with a Governmental Authority pursuant to which such Governmental Authority provided or may provide funding for the Development of any Licensed Compound or Licensed Product. None of the Licensed Patent Rights or Licensed Know-How Rights are or include any invention that was conceived or first actually reduced to practice in the performance of work under a

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funding agreement between Nanobiotix and the U.S. government or any other Governmental Authority.

8.1.19[***]sets forth a true and complete list of all agreements whereby Nanobiotix or any of its Affiliates has in-licensed any Licensed IP or any other rights with respect to, the Licensed Technology or that are relevant to the Exploitation of the Licensed Compounds or Licensed Products.

8.1.20(i) The Existing In-Licenses are in full force and effect and have not expired or been terminated; (ii) Nanobiotix is not aware of any challenges to or violation of the rights granted under any Existing In-License by any Third Party; (iii) Nanobiotix and its Affiliates are not in breach of any of the Existing In-Licenses, nor, to Nanobiotix’s knowledge, is any counterparty thereto; and
(iv) Nanobiotix and its Affiliates have not received any written notice of breach under any of the Existing In-Licenses.

8.1.21[***].

8.1.22[***].

8.1.23[***].

8.1No Debarment or Exclusion. Each Party represents and warrants that, as of the Execution Date, neither it nor any of its Affiliates, nor any of their officers, employees or agents (nor, in the case of Nanobiotix, any Third Party engaged to conduct the Exploitation of the Licensed Compounds or Licensed Products in any capacity) has been debarred or is subject to debarment as authorized by Section 306 of the United States Federal Food, Drug, and Cosmetic Act or has been excluded or is subject to exclusion from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7. Neither Party nor any of its Affiliates will use in any capacity, in connection with activities under this Agreement, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, who is the subject of a conviction described in such section, who has been excluded from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7 or who has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7. Each Party agrees to inform the other Party in writing promptly if (a) it, any of its officers, employees or agents, or any Person who is performing activities under this Agreement is debarred, is the subject of a conviction described in Section 306 of the United States Federal Food, Drug, and Cosmetic Act, is excluded from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7 or is convicted of any crime for which such Person could be excluded from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7, or (b) any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party’s knowledge, is threatened, relating to the debarment, exclusion or conviction of such Party or any Person used in any capacity by such Party or any of its Affiliates in connection with activities under this Agreement.

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8.2Covenants of Nanobiotix.

8.1.1No Conflicting Grants. Nanobiotix and its Affiliates will not (i) license, assign, transfer, or otherwise convey any right, title or interest in, to or under the Licensed IP, or (ii) otherwise grant any rights under the Licensed IP, in each case ((i) and (ii)), to any Third Party, in any way that would conflict with the licenses and rights granted to Janssen under this Agreement.

8.1.2Control of Licensed IP. Nanobiotix and its Affiliates will not enter into any arrangement with any Affiliate or Third Party, including any amendment to any In-License, that would cause Nanobiotix to cease Controlling, or that would limit Nanobiotix’s Control of, any Patent Rights or Know-How Rights that, if Controlled, would constitute Licensed IP. For clarity, Nanobiotix may grant a license under the Licensed IP to a Third Party provided that such license does not in any way conflict with the licenses and rights granted to Janssen under this Agreement.

8.1.3In-Licenses.

(a)With respect to each In-License ~~[***]~~, (i) during the Term, Nanobiotix will maintain in full force and effect such In-License; (ii) without the prior written consent of Janssen, Nanobiotix will not terminate such In-License; and (iii) without the prior written consent of Janssen, Nanobiotix will not enter into any amendment of any In-License that, in the case of this clause (iii), would adversely affect Janssen or otherwise limit, restrict, impact or otherwise impair Janssen’s rights, or impose any obligations on Janssen. ~~[***]~~.

(b)During the Term, Nanobiotix will perform its obligations under each In- License for so long as the applicable Third Party rights are sublicensed to Janssen in accordance with this Agreement. Janssen expressly does not assume and will not become liable to pay, perform or discharge, any obligations or liabilities whatsoever of Nanobiotix or any of its Affiliates under any In-License of whatever nature, whether presently in existence or arising or asserted hereafter.

(c)With respect to any In-License ~~[***]~~, Nanobiotix will promptly notify Janssen if it receives notice from another party to any In-License that (i) such In-License has been or is being terminated by such other party or (ii) alleges that Nanobiotix or any of its Affiliates is in breach of any of its obligations under such In-License. Neither Nanobiotix nor any of its Affiliates will commit any acts or make any omissions that would constitute a material breach of or give rise to a termination right of another party under any In-License. Immediately upon becoming aware of any such material breach occurring and prior to any such termination right being triggered with respect to any In- License, Nanobiotix will provide notice thereof to Janssen, and Janssen will have the right, but not the obligation, to perform any such acts or remedy any such omissions on behalf of Nanobiotix. Janssen will have the right to offset any costs and expenses incurred with respect to such acts or remedy against amounts payable to Nanobiotix under this Agreement.

8.1.4Clinical Data and Samples.

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(a)Nanobiotix will ensure that all data (including Personal Data) transferred to Janssen or its Affiliates in connection with this Agreement will be undertaken in a manner that is in compliance in all material respects with all applicable Law, applicable regulatory guidance, relevant agreements with Third Parties and patient consent forms. With respect to any data or biologic samples that are received, collected or generated from patients or Clinical Study participants (including Personal Data) that is transferred to Janssen or its Affiliates in connection with this Agreement: (i) Janssen will be the data controller of such data and biologic samples from and after the date of such transfer; (ii) Janssen will have the sole right to determine how and whether such data and biologic samples will be used or shared; and (iii) Janssen will have no obligation to transfer such data or biologic samples back to Nanobiotix in any event.

(b)Nanobiotix acknowledges and agrees that, with respect to any data that is received, collected or generated by or on behalf of Janssen or any of its Affiliates from or about a patient or trial participant (including Personal Data) in any Clinical Study of a Licensed Compound or Licensed Product or a patient who receives a Licensed Product once it is being Commercialized in the Territory: (i) Janssen will be the data controller of such data; (ii) subject to applicable Laws, Janssen will have the sole right to determine how and whether such data will be used or shared; and (iii) Janssen will have no obligation to provide Nanobiotix with access to or copies of or to otherwise disclose or transfer any such data to Nanobiotix in any event.

(c)Each Party’s collection, generation, processing and storage of all data and biologic samples that are received, collected or generated from patients or Clinical Study participants (including Personal Data), results and reports of the work carried out in the course of performing activities under this Agreement, will be conducted in compliance with applicable Data Protection Laws.

(d)Within [***] and in any event prior to the exchange by the Parties of any Personal Data, the Parties (or their applicable Affiliate(s)) shall enter into a data processing agreement (the “Data Processing Agreement”) in order to, among other things, establish the procedures to be used by the Parties to ensure compliance with all Data Protection Laws in connection with the exchange between the Parties of Personal Data, which shall be subject to any obligations of the Parties under applicable Law, including satisfying applicable legal basis for collecting, processing and transferring Personal Data, and the filing of any documents required to obtain approvals from any applicable competent Governmental Authorities in order to authorize one Party to provide any such data to the other Party. For the avoidance of doubt, the Parties shall, to the extent permitted by Data Protection Laws, draft and execute the Data Processing Agreement to the effect that each Party shall qualify as an independent “Data Controller” (as defined under the GDPR) with respect to Personal Data collected or generated by or on behalf of such Party.

8.1.5Health Care Compliance.

(a)“Health Care Laws” means Laws relating to Government Health Care Programs, Private Health Care Plans, privacy and confidentiality of patient health information and human biological materials, including, in the U.S., federal and state Laws pertaining to the

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federal Medicare and Medicaid programs (including the Medicaid rebate program); federal Laws pertaining to the Federal Employees Health Benefit Program, the TRICARE program and other Government Health Care Programs; federal and state Laws applicable to health care fraud and abuse, kickbacks, physician self-referral and false claims (including 42 U.S.C. § 1320a-7a, 42
U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn and the federal Civil False Claims Act, 31 U.S.C. § 3729 et. seq.); the Health Insurance Portability and Accountability Act of 1996; and 45 C.F.R. Part 46, as well as similar Laws in any jurisdiction in the Territory, each as in effect and as amended from time to time.

(b)Nanobiotix is in compliance and will continue to comply with all applicable Health Care Laws. Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business.

8.1.6Financial Information. Until the First Commercial Sale of a Licensed Product in the Territory, Nanobiotix will: (i) within [***], provide a copy of each financial document filed by or on behalf of Nanobiotix with the United States Securities and Exchange Commission; (ii) [***] [***]; and (iii) on a [***], provide [***], provided that Janssen may not share such information set forth in clause (ii) or (iii) with JJDC or any Affiliates engaged in making equity investment decisions. This Section 8.4.6 will not apply following the consummation of a Change of Control of Nanobiotix.

8.3Compliance with Anti-Corruption Laws.

8.1.1Notwithstanding anything to the contrary in this Agreement, each Party hereby agrees that:

(a)it will not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the U.S. Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that may be applicable to one or both Parties to this Agreement;

(b)it will not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party related to the transaction with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;
(c)Nanobiotix will designate an individual within its organization to receive training from Janssen on Anti-Corruption Laws as well as applicable rules on interactions with health care professionals, as mutually agreed to by the Parties. Such designated individual will then provide such training on Anti-Corruption Laws, using applicable training materials to be provided by Janssen, on at least an annual basis to all persons employed by Nanobiotix who perform any activities under this Agreement and interact with government officials or health care professionals in the normal course of their responsibilities. Upon the Parties' mutual agreement, such training may also be provided directly by Janssen to such employees of Nanobiotix.

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Nanobiotix and Janssen will each use reasonable efforts to provide such training or training materials to any contractors or subcontractors of such Party engaged to perform activities under this Agreement where such contracted or subcontracted activities include responsibility for, directly or indirectly, interacting with Public Officials. Nanobiotix may fulfill its obligation under the preceding sentence by requesting appropriate materials from Janssen and forwarding such materials, if any, received from Janssen to the applicable contractor or subcontractor. If Nanobiotix is not able to obtain a contractor or subcontractor’s agreement to receive such training or materials, Nanobiotix will use reasonable efforts to facilitate an introduction of Janssen to such contractor or subcontractor and not object to reasonable efforts of Janssen to provide such training or materials to the applicable contractor or subcontractor. Any training and materials provided by Janssen does not relieve Nanobiotix of any obligations it has independent of this Agreement and Nanobiotix will not rely on Janssen’s training and materials for any such obligations;

(d)it will, on an annual basis upon request by the other Party, verify in writing that to the best of such Party’s knowledge, there have been no violations of Anti-Corruption Laws by such Party or persons employed by or subcontractors used by such Party in the performance of this Agreement, or will provide details of any exception to the foregoing; and

(e)it will maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement in order to document or verify compliance with the provisions of this Section 8.5.1, and upon request of the other Party, up to once per year and upon reasonable advance notice, will provide a Third Party auditor mutually acceptable to the Parties with access to such records for purposes of verifying compliance with the provisions of this Section 8.5.1. Acceptance of a proposed Third Party auditor may not be unreasonably withheld by either Party. It is expressly agreed that the costs related to the Third Party auditor will be fully paid by the Party requesting the audit, and that any auditing activities may not unduly interfere with the normal business operations of Party subject to such auditing activities. The audited Party may require the Third Party auditor to enter into a reasonable confidentiality agreement in connection with such an audit.

8.1.2Nanobiotix hereby represents and warrants to Janssen that, to its knowledge as of the Execution Date, neither Nanobiotix nor any of its subsidiaries nor any of their Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of Nanobiotix or any of its subsidiaries or any of their Affiliates:

(a)has taken any action in violation of any applicable Anti-Corruption Law; or

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(b)has corruptly, offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official (as defined in Section 8.5.4 below), for the purposes of:

(i)influencing any act or decision of any Public Official in his official

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capacity;

of his lawful duty;

(ii)inducing such Public Official to do or omit to do any act in violation

(iii)securing any improper advantage; or

(iv)inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever.

8.1.3Nanobiotix hereby represents and warrants to Janssen that, as of the Execution Date, none of the officers, directors, employees of Nanobiotix or of any of its subsidiaries acting on behalf of Nanobiotix or any of its subsidiaries, in each case that are employed or reside outside the U.S., are themselves Public Officials.

8.1.4For purposes of this Section 8.5, “Public Official” means:

(a)any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division;

(b)any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility;

(c)any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and

(d)any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

8.3No Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON- INFRINGEMENT WITH RESPECT TO THE LICENSED COMPOUNDS AND LICENSED PRODUCTS. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE EXPLOITATION OF THE LICENSED COMPOUNDS AND LICENSED PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR

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THAT ANY PARTICULAR MILESTONE OR ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE LICENSED PRODUCTS WILL BE ACHIEVED.

ARTICLE 9 INDEMNIFICATION; INSURANCE

9.1Indemnification by Janssen. Janssen will indemnify, defend and hold harmless Nanobiotix and its Affiliates, their respective officers, directors, employees and agents, and their respective successors, heirs and assigns and representatives (the “Nanobiotix Indemnitees”), from and against any and all claims, damages, losses, suits, proceedings, liabilities or judgments, and costs incurred in connection therewith (including reasonable legal expenses, reasonable costs of litigation and reasonable attorney’s fees), whether for money or equitable relief, of any kind brought by a Third Party or Governmental Authority (collectively, “Losses”), to the extent arising out of or relating to:

~~[***]~~
except, in each case, to the extent such Losses are caused by and attributable to the negligence of Nanobiotix or any of the other Nanobiotix Indemnitees or to the extent otherwise attributable to any of clause (a), (b) or (c) of Section 9.2.

9.2Indemnification by Nanobiotix. Nanobiotix will indemnify, defend and hold harmless Janssen and its Affiliates and sublicensees, their respective officers, directors, employees and agents, and their respective successors, heirs and assigns and representatives (the “Janssen Indemnitees”), from and against any and all Losses, to the extent arising out of or relating to:

(a)~~[***]~~

except, in each case, to the extent such Losses are caused by and attributable to the negligence of Janssen or any of the other Janssen Indemnitees or to the extent otherwise attributable to any of clause (a), (b) or (c) of Section 9.1.

9.1Indemnification Procedures.

9.1.1Indemnification Claims. A claim to which indemnification applies under Section
9.1 or Section 9.2 will be referred to as an “Indemnification Claim”.

9.1.2Notice. If any Person or Persons (collectively, the “Indemnitee”) intends to claim indemnification under this ARTICLE 9, the Indemnitee will notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim; provided, however, that failure of the Indemnitee to give such notice will not relieve the Indemnitor of its indemnification obligation under this ARTICLE 9, except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice. Each claim notice will describe in reasonable detail the basis for such claim (the “Claim Basis”) and specify the amount or the estimated amount of Losses actually incurred or paid or estimated to be incurred or paid by the Indemnitee as a result of the Claim Basis, to the extent ascertainable.

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9.1.3Defense of Indemnification Claims. By delivering notice to the Indemnitee within [***]after delivery of notice described in Section 9.3.2, the Indemnitor may assume and control, with the sole power to direct, the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee. If the Indemnitor does not assume control of the defense of the Indemnification Claim as described in this Section 9.3.3, the Indemnitee will control such defense at Indemnitor’s expense (subject to Section 9.1 and Section 9.2). The Party not controlling such defense may participate therein at its own expense. The Party controlling the defense of an Indemnification Claim will keep the other Party advised of the status of such Indemnification Claim and the defense thereof and will reasonably consider recommendations made by the other Party with respect thereto. The other Party will cooperate fully with the Party controlling such defense and will make available all pertinent information under its control, which information will be subject to ARTICLE 7, and cause its employees to be available in a deposition, hearing or trial.

9.1.4Resolution of Indemnification Claims. Neither the Indemnitor nor the Indemnitee will admit fault on behalf of the other Party without the written consent of such other Party. The Indemnitee will not settle or compromise an Indemnification Claim without the prior written consent of the Indemnitor. The Indemnitor will not settle or compromise an Indemnification Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnitee from all liability with respect thereto or that imposes any liability or obligation on the Indemnitee for which the Indemnitee is not indemnified under this Agreement, without the prior written consent of the Indemnitee.

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9.3Indemnifiable Losses. The provisions of Section 12.7 are not intended to limit or restrict the rights or obligations of either Party with respect to Indemnification Claims for Losses under this ARTICLE 9.

9.4Insurance. Each Party will acquire and maintain, at its own expense, insurance or self- insurance, as reasonably expected to be necessary to cover its own product liability and its obligations under this Agreement. Within [***]after a written request from the other Party, each Party will furnish to such other Party a certificate of insurance evidencing such coverage. Each Party will secure and maintain in full force and effect insurance coverage for clinical trials in compliance with the applicable legal and regulatory requirements.

ARTICLE 10
TERM AND TERMINATION

10.1Term. Unless terminated earlier in accordance with this ARTICLE 10, the term of this Agreement will begin on the Execution Date and end, on a Licensed Product-by-Licensed Product and country-by-country basis, on the expiration of the Royalty Term for such Licensed Product in such country (the “Term”). The following provisions will become effective on the Execution Date: ARTICLE 7, ARTICLE 8, ARTICLE 11, ARTICLE 12, ARTICLE 13, Section 3.4.5(n),
Section 3.7.1(b), (f), (g), (h) and (i), Section 3.7.4, Section 3.8, this Section 10.1, Section 10.2, Section 10.4, Section 10.6.1(b), Section 10.6.6 and Section 10.6.7 (the “Execution Date Terms”). All other provisions of this Agreement will automatically become effective on the Effective Date, without additional action by either Party. Upon the request of either Party, the Parties will memorialize the Effective Date, as defined in Section 1.29, in a written document for the Parties’ records.

10.2Termination for Material Breach. If a Party (the “Breaching Party”) materially breaches this Agreement, and such breach is not cured in accordance with this Section 10.2, the other Party (the “Non-breaching Party”) may terminate this Agreement in its entirety in accordance with this Section 10.2.

10.1.1Breach Notice. The Non-breaching Party will provide notice to the other Party that
(a) describes the alleged material breach in sufficient detail to put the Breaching Party on notice and (b) clearly states the Non-breaching Party’s intent to terminate this Agreement if the alleged material breach is not cured within the Cure Period (a “Breach Notice”).

10.1.2Cure Period. Subject to Section 10.2.4, the Breaching Party will have [***] to cure the alleged material breach (the “Cure Period”). If the material breach alleged in the Breach Notice is (a) not a breach of a payment obligation and (b) curable, but not reasonably curable within [***], the Breaching Party may seek an extension of the Cure Period by providing a written plan for curing the breach to the Non-breaching Party. If the Breaching Party provides a plan within [***], the Cure Period will automatically be extended by [***] and the Breaching Party will use Diligent Efforts to cure the breach in accordance with the plan during the Cure Period.

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10.1.3Expiration of Cure Period. If the alleged material breach is cured prior to the expiration of the Cure Period, this Agreement will remain in full force and effect and may not be terminated by the Non-breaching Party on the basis of such alleged material breach. If the alleged material breach is not cured prior to the expiration of the Cure Period, the Non-breaching Party may terminate this Agreement in its entirety immediately by giving notice to the Breaching Party [***]following expiration of the Cure Period.

10.1.4Tolling of Cure Period. If the Breaching Party disputes in good faith the existence or materiality of a breach specified in the Breach Notice provided by the Non-breaching Party, and the Breaching Party provides notice of such dispute to the Non-breaching Party during the Cure Period, then the Cure Period will be tolled until the date that the dispute is finally resolved in accordance with ARTICLE 12. During the pendency of such dispute, this Agreement will remain in full force and effect and the Parties will continue to perform all of their respective obligations under this Agreement. If it is finally determined in accordance with ARTICLE 12 that the Breaching Party has materially breached this Agreement, the Cure Period will be deemed to continue on the date of such determination (i.e., the remaining portion of the Cure Period as of the date the Cure Period was tolled will be deemed to commence on such date). If it is finally determined in accordance with ARTICLE 12 that the Breaching Party has not materially breached this Agreement, then the applicable Breach Notice will be null and void as of the date of such determination and this Agreement will remain in full force and effect.

10.3Termination by Janssen Without Cause. Janssen may, upon [***] prior written notice to Nanobiotix, terminate this Agreement in its entirety without cause.

10.1.1Termination by Nanobiotix for ~~[***]~~

10.1Provisions for Insolvency.

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10.1.1Right to Terminate for Insolvency. Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, including any insolvency proceeding within the meaning of the EU regulation 2015/848 of 20 May 2015 on insolvency proceedings, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such other Party consents to the involuntary bankruptcy or such petition is not dismissed within [***] after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors (each, an “Insolvency Event”).

10.1.2Termination During Insolvency Proceedings. Without prejudice to Section 10.5.1, Nanobiotix expressly acknowledges that termination of the Agreement at the request of officials appointed in the insolvency proceedings opened in respect of Nanobiotix would be excessively detrimental to Janssen, within the meaning of Article L.622-13 of the French Commercial Code or any analogous provision.

10.1.3Section 365(n) of the Bankruptcy Code. All rights and licenses now or hereafter granted by Nanobiotix to Janssen under or pursuant to this Agreement, including, for the avoidance of doubt, the licenses granted to Janssen pursuant to ARTICLE 5, are, for all purposes of Section 365(n) of Title 11 of the United States Code, as amended (such Title 11, the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to Nanobiotix, Nanobiotix agrees that Janssen, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Without limiting the generality of the foregoing, Nanobiotix and Janssen intend and agree that any sale of Nanobiotix’s assets under Section 363 of the Bankruptcy Code will be subject to Janssen’s rights under Section 365(n), that Janssen cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Janssen’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of Janssen. Further, each Party agrees and acknowledges that all payments by Janssen to Nanobiotix under this Agreement, other than Sales Milestone Payments under Section 4.3 and royalty payments under Section 4.4, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property under this Agreement. Nanobiotix will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. Nanobiotix and Janssen acknowledge and agree that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, product samples and inventory, research studies and data, INDs/CTAs, Drug Approval Applications, Regulatory Documentation and Marketing Approvals. If (i) a case under the Bankruptcy Code is commenced by or against Nanobiotix, (ii) this Agreement is rejected as provided in the Bankruptcy Code, and (iii) Janssen elects to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code,

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Nanobiotix (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:

(a)provide to Janssen all such intellectual property (including embodiments thereof) held by Nanobiotix and such successors and assigns, or otherwise available to them,

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immediately upon Janssen’s written request. Whenever Nanobiotix or any of its successors or assigns provides to Janssen any of the intellectual property licensed under this Agreement (or any embodiment thereof) pursuant to this Section 10.5.3, Janssen will have the right to perform Nanobiotix’s obligations under this Agreement with respect to such intellectual property, but neither such provision nor such performance by Janssen will release Nanobiotix from liability resulting from rejection of the license or the failure to perform such obligations; and

(b)not interfere with Janssen’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code.

10.1.4Other Rights. All rights, powers and remedies of Janssen provided in this Agreement are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to Nanobiotix. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Bankruptcy Code Section 365(n):

(a)the right of access to any Licensed Technology (including all embodiments thereof); and

(b)to the extent consistent with the license grant set forth herein, the right to contract directly with any Third Party to complete the contracted work.

10.1.5[***]:

(a)[***]”).

(b)[***].

(c)[***].

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(d)[***]:

(i)[***].

(ii)[***].

(iii)[***].

(iv)[***] [***].

(e)This Section 10.5.5 will not apply following the consummation of a Change of Control of Nanobiotix as described in clause (a) or (b) of Section 1.9.

10.2Effects of Termination or Expiration.

10.1.1Effects of Termination. In the event of termination (but not expiration) of this Agreement for any reason, then the provisions of this Section 10.6.1 will apply on and after the effective date of termination of this Agreement (the “Termination Effective Date”).

(a)All licenses and other rights granted to either Party pursuant to this Agreement will terminate, except (i) those expressly stated to survive termination of this Agreement or (ii) to the extent necessary to enable either Party to perform any of its obligations that survive termination.

(b)Each Party will use reasonable efforts to return or destroy, at the Disclosing Party’s election, all Confidential Information of the other Party (provided, however, that the Receiving Party may keep one copy of such Confidential Information subject to an ongoing obligation of confidentiality for archival purposes only), except for any Confidential Information that the Receiving Party has a right to use after the Termination Effective Date. The obligation to return or destroy Confidential Information does not extend to automatically generated computer back-up or archival copies generated in the ordinary course of information system’s procedures. Any copies of the Confidential Information of the Disclosing Party that is retained by the Receiving Party after the Termination Effective Date will remain subject to the provisions of ARTICLE 7.

(c)Subject to Section 10.6.2 and Section 10.6.3, Janssen will wind down Development, Manufacturing and Commercialization activities with respect to the Licensed Products as quickly as reasonably practicable, subject to compliance with applicable Law and ethical requirements. After the date of notice of termination (the “Termination Notice Date”), Janssen will have no obligation to initiate any Clinical Study or to commence any other new Development activities for the Licensed Products.

10.1.2Right of Reversion.

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(a)Definitions.

(i)“Applied Janssen IP” means the Applied Janssen Know-How Rights and Applied Janssen Patent Rights.

(ii)“Applied Janssen Know-How Rights” means ~~[***]~~.

(iii)“Applied Janssen Patent Rights” ~~[***]~~.

(iv)“Reversion-Eligible Product” means ~~[***]~~.

(v)“Reversion Royalty Rate” means~~[***]~~

(b)Reversion Election. If Janssen terminates this Agreement under Section 10.3, or if Nanobiotix terminates this Agreement under Section 10.2, 10.4 or 10.5, subject to a sublicensee of Janssen’s right to request that its sublicense be converted into a direct, written license between it and Nanobiotix under Section 5.3.3, Nanobiotix may elect to continue Exploiting any Reversion-Eligible Product by giving written notice to Janssen [***]after the Termination Notice Date. The notice will specify each Reversion-Eligible Product for which Nanobiotix is exercising its election. If Nanobiotix delivers a timely notice, the following provisions of this Section 10.6.2 will apply on and after the Termination Effective Date to each Reversion-Eligible Product specified in such notice (each, a “Reverted Product”).

(c)Post-Termination License to Nanobiotix.

(i)Janssen hereby grants to Nanobiotix effective as of the Termination Effective Date, a non-exclusive, worldwide, royalty-bearing, perpetual license, with a right to sublicense through multiple tiers, under the Applied Janssen IP with respect to each Reverted Product to Exploit such Reverted Product in the Field in the Territory. Any sublicense to a Third Party of the aforementioned license must be set forth in a written agreement that is consistent with the terms and conditions of this Agreement. Nanobiotix will be responsible for compliance by its sublicensees with the terms and conditions of this Agreement that are applicable to its sublicensees. Notwithstanding any such sublicense, Nanobiotix will remain responsible to Janssen for its obligations under this Agreement.

(ii)If any Applied Janssen IP was in-licensed or acquired from a Third Party and is subject to payment or other obligations to such Third Party, Janssen will disclose such obligations to Nanobiotix in writing, to the extent permitted by such agreements, promptly after the Termination Notice Date. Such Applied Janssen IP will be subject to the license granted under this Section only if and to the extent that: ~~[***]~~. If there is more than one Reverted Product, the license granted under the Applied Janssen IP for a particular Reverted Product applies only to that Reverted Product (i.e., the Applied Janssen IP with respect to a particular Reverted Product is not licensed for use with any other Reverted Product).

Reversion Royalties. If ~~[***]~~, Nanobiotix will pay to Janssen royalties on Net Sales of each Reverted Product at the Reversion Royalty Rate (where references to “Janssen” in the definition of

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Net Sales will be replaced with “Nanobiotix”). Such royalties will be calculated and paid in accordance with the terms set forth in Section 4.4 and Section 4.5, applied mutatis mutandis with respect to Net Sales of Reverted Products by Nanobiotix, its Affiliates or its licensees, provided that ~~[***]~~.

(d)Regulatory Filings. Janssen, on behalf of itself and its Affiliates, will and hereby does assign to Nanobiotix all of Janssen’s and its Affiliates’ right, title and interest in, to and under all INDs/CTAs and Drug Approval Applications for the Reverted Products that are owned, controlled or otherwise held by Janssen or any of its Affiliates on the Termination Effective Date. Janssen will deliver to Nanobiotix full and complete copies of such regulatory filings.
(e)Know-How Rights (Non-Manufacturing). Janssen will deliver to Nanobiotix embodiments or copies of all Applied Janssen Know-How Rights necessary to Exploit the Reverted Products, except that Applied Janssen Know-How Rights relating to the Manufacture of the Reverted Products will be transferred in accordance with Section 10.6.2(h).

(f)Inventory. Janssen, on behalf of itself and its Affiliates, will and hereby does assign to Nanobiotix all of Janssen’s and its Affiliates’ right, title and interest in, to and under all inventory of the Reverted Products in the possession or control of Janssen or any of its Affiliates on the Termination Effective Date (or, if later, upon the expiration of any applicable Sell-Off Period). Janssen will supply any such Reverted Products at [***]). Nanobiotix will arrange for the pickup of any inventory assigned to Nanobiotix under this Section 10.6.2(g) at the location designated by Janssen.

(g)Manufacturing Know-How Rights. ~~[***]~~.

(h)Wind Down of Development Activities. Janssen will, at Nanobiotix’s election, wind down or transfer to Nanobiotix any Development activity relating to the Reverted Products that is ongoing on the Termination Effective Date. If Nanobiotix fails to make an election ~~[***]~~, then Nanobiotix will be deemed to have elected to have Janssen wind down the applicable activity. Janssen will bear any costs incurred in winding down any such activity, and Nanobiotix will reimburse Janssen for any costs incurred after the Termination Effective Date to transfer any activity.

(i)Reversion Plan. As promptly as practicable after the Termination Notice Date, the Parties will discuss and seek to mutually agree upon a plan for the assignments, transfers and activities described in this Section 10.6.2 (the “Reversion Plan”). The Parties will conduct the activities set forth in the Reversion Plan and will use Diligent Efforts to conduct such activities in accordance with the timelines set forth in the Reversion Plan (which will be consistent with the timelines set forth in this Section 10.6.2). Except as otherwise provided in this Section 10.6.2, each Party will bear its own costs of performing its obligations under this Section 10.6.2 and the Reversion Plan.

(j)Indemnification. Nanobiotix will indemnify, defend and hold harmless the Janssen Indemnitees from and against any and all Losses to the extent arising out of or relating to the Exploitation of the Reverted Products by or for Nanobiotix or any of its Affiliates,

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(sub)licensees, agents or contractors on or after the Termination Effective Date. Any claim of indemnification by a Janssen Indemnitee under this Section will be subject to the procedures set forth in Section 9.3.

10.1.3Sell-Off Period. If, as of the Termination Effective Date, the First Commercial Sale of a Licensed Product has already occurred in one or more countries in the Territory, then Janssen may, at Janssen’s election, continue selling and distributing its remaining inventory for up to [***] (the “Sell-Off Period”) and Janssen shall continue to pay Nanobiotix any royalties owed with respect to Net Sales of such inventory during the Sell-Off Period in accordance with Section 4.4. Notwithstanding anything to the contrary in this Agreement, during the Sell-Off Period, all rights and licenses granted to Janssen under this Agreement will remain in full force and effect to the extent necessary for Janssen to continue selling and distributing its remaining inventory in accordance with this Section 10.6.3.

10.1.4Effects of Expiration. If this Agreement expires in accordance with Section 10.1, the licenses and other rights granted to Janssen under Section 5.1.1 will survive on a fully-paid, royalty-free, irrevocable and perpetual basis as set forth in Section 4.4.4.

10.1.5Accrued Obligations. Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period before such expiration or termination.

10.1.6Non-Exclusive Remedy. Notwithstanding anything in this Agreement to the contrary, expiration or termination of this Agreement by a Party will be without prejudice to other remedies such Party may have at law or in equity.

10.1.7Survival. Unless otherwise expressly provided in this Agreement, in the event of any expiration or termination of this Agreement the Sections and Articles set forth below, as well as any other Sections, Articles or defined terms referred to in such Sections or Articles or necessary to give them effect, will survive: ARTICLE 7 (for the term set forth therein but, solely upon termination of this Agreement, excluding Section 7.8), ARTICLE 9 (excluding Section 9.5), ARTICLE 12, ARTICLE 13, Section 3.6.7(b), Section 3.6.7(c) (for the term set forth therein), Section 4.4.4, Section 4.5 (with respect to any accrued payment obligations), Section 4.6, Section 4.7, Section 5.1.2(d), Section 5.3.3, Section 5.4, Section 6.2, Section 8.6 and this Section 10.6. Furthermore, any other provisions required to interpret the Parties’ rights and obligations under this Agreement will survive to the extent required. Except as otherwise provided in this ARTICLE 10, all rights and obligations of the Parties under this Agreement will terminate upon expiration or termination of this Agreement for any reason.

ARTICLE 11 HSR COMPLIANCE

11.1HSR Clearance. As used herein, the “HSR Clearance Date” means such time as: (a) the Parties will have complied with all applicable requirements of the HSR Act; (b) the applicable waiting period under the HSR Act will have expired or been terminated early; (c) no judicial or

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administrative proceeding opposing consummation of all or any part of this Agreement will be pending; (d) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement (the “Transactions”) will be in effect; and (e) no requirements or conditions will have been formally requested or imposed by the DOJ or FTC in connection therewith that are not reasonably and mutually satisfactory to the Parties (collectively, the “HSR Conditions”). In the event that the HSR Clearance Date has not occurred within [***], then either Party may terminate this Agreement upon written notice to the other Party, in which case, all provisions of this Agreement will terminate and be of no force or effect whatsoever, except only that any liability of either Party for failing to comply with any of the Execution Date Terms will survive.

11.2HSR Filing. Both Parties will promptly file following the Execution Date (and in any event, within [***] their respective pre-merger notification and report forms (“HSR Forms”) with the United States Federal Trade Commission (“FTC”) and the United States Department of Justice (“DOJ”) pursuant to the HSR Act in connection with the Transactions to the extent applicable. Neither Party will request early termination of the initial HSR Act waiting period in their respective HSR Form.

11.3Cooperation.

11.1.1The Parties will use commercially reasonable efforts to obtain the HSR Conditions for the consummation of the Transactions as promptly as reasonably practicable, and will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ. The Parties will instruct their respective counsel to coordinate and cooperate with each other to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period. In the context of this Section 11.3, commercially reasonable efforts include counsel’s undertaking: (a) to reasonably keep each other informed of communications received from and submitted to personnel of the FTC, the DOJ or any other antitrust authority; and (b) to confer with each other regarding appropriate contacts with and response to personnel of the FTC, the DOJ or any other antitrust authority and consider in good faith the views of the other Party, including all reasonable additions, deletions or changes suggested by the other Party; provided, however, that Janssen will have the principal responsibility for devising and implementing the strategy for obtaining the HSR Conditions and will lead and direct all submissions to, meetings and communications with the FTC, the DOJ or any other party in connection with antitrust matters. Janssen will be responsible for the applicable HSR Act filings fees in connection with the Transactions to the extent applicable, and each Party will be responsible for the costs and expenses of its own legal and other advice in relation to the HSR Forms submitted pursuant to the HSR Act therewith.

11.1.2Each Party will use commercially reasonable efforts to take such actions as may be required under the HSR Act or other antitrust laws in order to satisfy the conditions set forth in this ARTICLE 11. Notwithstanding anything to the contrary in this Agreement, the term “commercially reasonable efforts” does not require that either Party (a) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of such

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Party or its Affiliates, (b) agree to any restrictions on the activities of such Party or its Affiliates, or (c) pay any material amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying any of the Transactions.

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ARTICLE 12 DISPUTE RESOLUTION

12.1Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York, excluding any conflicts of law provisions.

12.2Mediation. Before initiating litigation, the Parties must attempt to resolve any Dispute by confidential mediation in accordance with the following.

12.1.1The mediation shall be held in New York, New York. Either Party may initiate mediation by written notice to the other Party of the existence of a Dispute.

12.1.2The Parties shall use a professional mediator selected by agreement from American Arbitration Association, the CPR Institute for Dispute Resolution or like organization. The Parties shall select a mediator within [***] and the mediation will begin promptly after the selection. The mediation will continue until the mediator, or either Party, declares in writing, no sooner than after the conclusion of one full day of a substantive mediation conference attended on behalf of each Party by a senior businessperson with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation. In no event, however, shall mediation continue more than [***].

12.1.3Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion shall be extended until [***].

12.1.4The Parties may jointly opt out of the mediation procedure by written mutual agreement.

12.1Dispute Resolution.

12.1.1Subject to Section 12.2 (Mediation), any dispute, controversy or claim arising out of or related to this Agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise (“Dispute”), shall be resolved by litigation by a judge sitting without a jury in the United States District Court for the Southern District of New York, or in the state court of the state of New York if the United States District Court does not have jurisdiction.
12.1.2If the Parties cannot resolve their Dispute in mediation, either Party may commence litigation. The Parties agree to seek an early conference with the court and to advise the court of this Agreement. The Parties agree to seek only limited discovery. The Parties agree to pursue no more than the following discovery in the aggregate from all Parties and non-Parties to the action: [***]. To obtain email, Parties must propound specific email production requests directed to specific issues, rather than general discovery. Email production

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requests shall identify the custodian, search terms, and time frame and be limited to [***]

12.3Provisional Remedies. Either Party has the right to seek provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute.

12.4Patent Right Controversies. Notwithstanding anything in this Agreement to the contrary, any Patent Right Controversy shall be subject to adjudication in accordance with the applicable Laws of the country or jurisdiction in which the relevant Patent Right is pending or has been issued. The Parties agree that the venue of any such adjudication involving a Patent Right pending in or issued by the United States shall be a U.S. federal district court (or appellate body, as necessary) sitting in New York, and for a Patent Right pending in or issued by any other country, any competent court having jurisdiction over the subject of the Patent Right Controversy sitting in the capital of such country (or if there is not any such competent court in the capital, a location reasonably proximate to the capital), and each Party irrevocably submits to the jurisdiction of such court. Each Party agrees not to raise any objection at any time to the laying or maintaining of the venue of any action, suit or proceeding for such purpose in any such court, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum, including any forum non conveniens argument, and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such court does not have any jurisdiction over such Party.

12.5No Claims against Employees. Each Party undertakes to make no claim and bring no proceedings in connection with this Agreement or its subject matter against any director, officer, employee or agent of the other Party (apart from claims based on fraud or willful misconduct). This undertaking is intended to give protection to individuals: it does not prejudice any right which a Party might have to claim against another Party.

12.6Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES: (1) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, (2) WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, ANY CLAIM TO PUNITIVE, SPECIAL, EXEMPLARY, MULTIPLIED, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR LOST PROFITS OR LOST REVENUES DAMAGES OR ANY LOSS OR INJURY TO A PARTY’S OR ITS AFFILIATES’ BUSINESS OR GOODWILL, AND (3) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

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13.1Assignment; Successors.

ARTICLE 13 MISCELLANEOUS

13.1.1In General. Neither Party may assign this Agreement or any of its rights or obligations under this Agreement without the written consent of the other Party; provided, however, that either Party may assign this Agreement in its entirety without such consent (but with notice to the other Party after such assignment), to: (a) an Affiliate, as long as the assignee remains an Affiliate of the assigning Party, provided that the assigning Party will remain responsible for

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the performance of, and primarily liable under, this Agreement notwithstanding such assignment; or (b) a Third Party that acquires all or substantially all of the business or consolidated assets of such Party (whether by merger, reorganization, acquisition, sale or otherwise) to which this Agreement relates. No assignment of this Agreement will be valid and effective unless and until the assignee agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement will be binding on and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment of this Agreement not in accordance with this Section 13.1 will be null and void.
13.1.2Securitization Transactions. Notwithstanding anything to the contrary in Section
13.1.1 or elsewhere in this Agreement, Nanobiotix will have the right to assign its right to receive any payments owed to Nanobiotix by Janssen under ARTICLE 4 (including Milestone Payments owed pursuant to Section 4.2.2, Sales Milestone Payments owed pursuant to Section 4.3, and royalty payments owed pursuant to Section 4.4) to a Third Party in connection with the monetization of Nanobiotix’s revenue stream under ARTICLE 4 (such assignment, a “Securitization Transaction”) only with Janssen’s prior written consent~~[***]~~.
13.2Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Each Party may use one or more of its Affiliates to perform its obligations and duties under this Agreement. Such Party will remain liable under this Agreement for the prompt payment and performance of all of its obligations under this Agreement.

13.3Subcontracting. Janssen (or its Affiliate) may subcontract the performance of any activities with respect to the Licensed Compounds and Licensed Products to one or more Third Parties.

13.4Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing in the English language and deemed given if delivered personally or sent by nationally recognized overnight courier (billed to sender) to the receiving Party, in each case with a copy sent via e-mail (if an e-mail address of the party to whom the relevant communication is being made has been designated and remains a working e- mail address), which e-mail shall not constitute notice, at the following addresses (or at such other addresses as will be specified by like notice):

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If to Nanobiotix:

Nanobiotix S.A.
60 Rue de Wattignies 75012, Paris France
Attention: [***]Email: [***]

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP 100 Northern Avenue
Boston, MA 02210
Attn:
Email: [***]

If to Janssen:

Janssen Pharmaceutica N.V. 30 Turnhoutseweg
B-2340 Beerse, Belgium
Attention: [***]

with a copy to:

Office of the General Counsel Johnson & Johnson
One Johnson Drive
New Brunswick, NJ 08933
Attn: [***]

All such notices, requests, demands, waivers and other communications will be deemed to have been received on the day of delivery, provided that a copy is also sent by e-mail in accordance with the first sentence of this Section 13.4.

13.5Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

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13.6Captions. All captions in this Agreement are for convenience only and will not be interpreted as having any substantive meaning.

13.7Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

13.8Amendment; No Waiver. No waiver, modification or amendment of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right under this Agreement or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

13.9Integration. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous agreements, whether written or oral.

13.10Independent Contractors; No Agency. Neither Party will have any responsibility for the hiring, firing or compensation of the other Party’s employees or for any employee benefits. No employee or representative of a Party will have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Janssen’s legal relationship under this Agreement to Nanobiotix, and Nanobiotix’s legal relationship under this Agreement to Janssen, will be that of independent contractor and will not constitute a partnership, joint venture or agency.

13.11Force Majeure. Neither Party will be liable for delay or failure in the performance of any of its obligations under this Agreement (other than the payment of money) if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, typhoon, floods, earthquakes, tsunami, epidemics, pandemics, embargoes, acts of war (whether war be declared or not), terrorism, strikes, lockouts or other civil unrest, or omissions or delays in acting by any Governmental Authority; provided, however, that the affected Party promptly notifies the other Party and uses Diligent Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance with commercially reasonable dispatch whenever such causes are removed. When such circumstances arise, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

13.12Use of Names. Neither Party will use the name, physical likeness, employee names or Trademarks of the other Party (or any of its Affiliates) for any purpose without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that nothing contained herein will be construed to prevent either Party from using the name of the other Party (or its Affiliates) as required by applicable Law, including for purposes of preparing necessary filings with the United States Securities and Exchange

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Commission or complying with its regulations, or other regulations applicable to the public sale of securities, including preparing proxy statements or prospectuses. Nothing in this Agreement

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will be construed as granting either Party any right or license to use any of the Trademarks of the other Party (or its Affiliates) without separate, express written permission of the owner of such Trademark. For purposes of this Section 13.12, “Trademark” means any word, name, symbol, color, designation, or device or any combination thereof, whether registered or unregistered, used or intended to be used in commerce and indicating the source for a product or service, including any domain name, trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

13.13Counterparts; Signatures. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument, even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission or by email of a .pdf attachment will be deemed to be original signatures.

13.14Construction. Except as otherwise explicitly specified to the contrary, (i) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or a Schedule or Exhibit to, this Agreement, including all subsections thereof, unless another agreement is specified; (ii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulations then in effect, in each case, including the then-current amendments thereto; (iii) words in the singular or plural form include the plural and singular form, respectively; (iv) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (v) terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”;
(vi) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified; (vii) when a time period set forth in this Agreement ends on a day that is not a Business Day, the last day of such time period will be the next Business Day;
(viii) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (ix) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; (x) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (xi) the words “will” and “shall” will have the same meaning and import; (xii) neither Party or its Affiliates will be deemed to be acting “on behalf of” the other Party under this Agreement, except to the extent expressly otherwise provided; and (xiii) all references in this Agreement to “$” refer to U.S. Dollars. The headings and subheadings used in this Agreement are for convenience of reference only and shall have no force or effect whatsoever in interpreting any of the provisions of this Agreement; provided, however, that the numbered sections in the Disclosure Schedule correspond to the relevant sections and subsections in this Agreement. Any disclosure contained in any Section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of the Disclosure Schedule only to the extent that it is reasonably apparent that such disclosure is applicable to such other Section of the Disclosure Schedule.

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13.15Language. The official language of this Agreement and between the Parties for all correspondence shall be the English language, and the English language shall control its interpretation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized officers as of the Execution Date.

[Signature page to License Agreement]

LIST OF EXHIBITS AND SCHEDULES

Exhibit 1.7    Johnson & Johnson Universal Calendar

Schedule 1.33    Existing In-Licenses

Schedule 1.65    Licensed Patent Rights

Schedule 1.71    NBTXR3

Schedule 3.4.3(a)(i)(1)    Ongoing Head and Neck Study Budget Schedule 3.4.3(a)(i)(2)    Ongoing M.D. Anderson Studies Schedule 3.4.3(a)(i)(3)     Other Ongoing Studies
Exhibit 3.6.2(a)     Initial Manufacturing and Supply Chain Plan Exhibit 3.6.3(a)    Clinical Supply Terms
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[***]

Schedule 3.9

Permitted Subcontractors

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Exhibit 7.5.1

Press Release

[***]

Schedule 8.2

Disclosure Schedule

[***]